UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

			EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)



          Delaware            1-12522        13-3714474
(State or other jurisdiction  (Commission   (IRS Employer
          of incorporation)   File Number)Identification No.)





Route 17B, Monticello, New York 12701
Address of principal executive offices

Registrant's telephone number, including area code:
(845) 794-4100 ext 478

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

The members of both Catskill Development, LLC and Monticello Raceway Development Company, LLC have contributed all of their respective ownership interests in Monticello Raceway Management,, Inc. Monticello Casino Management, LLC, Monticello Raceway Development Company, LLC and Mohawk Management, LLC, together with all of their right, title and interest in and to the business of Monticello Raceway, including all of the assets and liabilities of Catskill Development, except for its interest in 229 acres of land in Monticello, New York (with respect to which Monticello Raceway Management holds a 48 year leasehold and a purchase option) and its right to certain litigation claims, to Empire Resorts, Inc. ("Empire Resorts") in exchange for, in the aggregate, 80.25% of Empire Resorts' common stock, calculated on a post-consolidation, fully diluted basis. As a result of the consolidation, each of Monticello Raceway Management, Monticello Casino Management, Monticello Raceway Development and Mohawk Management have become wholly owned subsidiaries of Empire Resorts and the members of both Catskill Development and Monticello Raceway Development, together, have become Empire Resorts' controlling stockholders. Moreover, as part of this transaction, each of Catskill Development, LLC, Mohawk Management, LLC and Monticello Raceway Development Company, LLC have assigned certain litigation rights to a litigation trust in which Empire Resorts will hold a 19.75% and provide a $2.5 million line of credit.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following unaudited proforma financial information and financial statements should be read together with financial statements and notes of the Company, which are incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB for the quarter period ended September 30, 2003.


(a)  Unaudited Pro Forma Financial Information of the
Company


Page No.
Unaudited Pro Forma Data 							5
Notes to Unaudited Proforma Condensed Consolidated Financial
Statements    									8


(b)  Financial Statement of Business Acquired.

Catskill Development, LLP consolidated balance sheets as of December 31, 2002 and September 30, 2003 and the related consolidated statements of income, partners' capital, cash flows, and notes thereto for each of the periods and Monticello Raceway Development, LLC balance sheets as of December 31, 2002 and September 30, 2003 and the related consolidated statements of income and notes thereto for each of the periods.

(c)   Exhibits.

   Exhibit      Description
   Number

 2.1        Amended and Restated Securities Contribution
		Agreement,  dated December 12, 2003, by and among
		Empire Resorts, Inc., Catskill Development,L.L.C., and
		members of both Catskill Development and	Monticello
		Raceway Development

*Schedule 1.2  Allocation of Exchange Shares
*Schedule 2.4  Catskill Consents and Approvals
*Schedule 2.5  Catskill Subsidiary Interests
*Schedule 2.6  Catskill Subsidiaries
*Schedule 3.3  Catskill Material Contracts
*Schedule 3.4(a)    Catskill Proprietary Rights
*Schedule 3.4(f)    Catskill Litigation and Claims
*Schedule 4.4  MRD Consents and Approvals
*Schedule 4.5  MRD Capitalization
*Schedule 4.8  MRD Material Contracts
*Schedule 4.9(a)    MRD Proprietary Rights
*Schedule 5.4  Empire Consents and Approvals
*Schedule 5.8(c)    Shares of Common Stock to be Registered
*Schedule 6.3(f)    Empire Severance or Termination
Commitments
*Schedule 11.13     Third Party Beneficiaries

*Exhibit A     Bryanston Search Report
*Exhibit B     Form of Affiliate Agreement
*Exhibit C     Form of Amendment to Bylaws
*Exhibit D     Form of Amendment to Certificate of
Incorporation
*Exhibit E     Form of Amendment to Lease
*Exhibit F     Form of Counsel to Sellers Opinion
*Exhibit G     Form of Olshan Grundman Frome Rosenzweig &
Wolosky LLP Opinion
*Exhibit H     Form of Guarantee of Lease

*Each of these exhibits is an attachment or schedule to the Amended and Restated Securities Contribution Agreement listed as Exhibit 2.1 above. These exhibits have been omitted from this Form 8-K in accordance with Item 601(b)(2) of Regulation S-B, and Empire shall provide the Securities and Exchange Commission with copies of such exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Empire has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.
Dated: January 13, 2004




By  /s/ Robert A. Berman
    Robert A. Berman
    Chief Executive Officer


<PA

(a)
Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2003
(in thousands, except for per share data)
(Unaudited)


										Pro Forma
										(Consolidated
          		Historical 	Historical				Empire Resorts
			Empire 	Catskill				and Catskill
			Resorts     Development   Adjustments	Development)

Current Assets
Cash      		$    126 	 $    809  		$    --   	$    935
Receivables and
other current
assets              	12	    1,045              --        1,057
Total current
assets                 138        1,854              --        1,992
Net property
and equipment           --        5,856		 (5,856)  A       --
Investments and
advances in
affiliates           7,651           --          (7,651)  C       --
Development costs
Cayuga Nation of
New York             1,056           --              --        1,056
Deferred costs -
leased property
development             --        7,645              --        7,645
Total assets      $  8,845     $ 15,355        $(13,507)     $10,693


Liabilities and Stockholders' Equity

Current liabilities
Accounts payable
and accrued
expenses          $  1,048     $  3,389        $    --       $ 4,437
Accrued payroll
and related
liabilities            108           --             --           108
Notes payable           --        7,321         (7,321)   D       --
Total current
liabilities          1,156       10,710         (7,321)        4,545
Long-term Debt
Notes Payable           --           --          5,073    F    5,073
Capital
Common stock            59           --            182    B      241
Contributed
capital and other       --       18,320        (18,320)   G       --
Preferred stock      6,855           --             --         6,855
Paid in capital    116,774           --         (7,651)   C
                                              (115,999)   E
                                                 7,321    D
                                                  (182)   B
                                                (5,856)   A
                                                18,320    G   12,727
Deficit           (115,999)     (13,675)       115,999    E  (13,675)
Treasury stock          --           --         (5,073)   F   (5,073)
Total capital        7,689        4,645        (11,259)        1,075
Total liabilities
and capital      $   8,845     $ 15,355    $   (13,507)     $ 10,693


Condensed Consolidated Pro Forma Statements of Operations for the year ended December 31, 2002
(in thousands, except for per share data)
(Unaudited)


									Pro Forma
									(Consolidated
          	Historical 	Historical				Empire Resorts
		Empire 	Catskill				and Catskill
		Resorts     Development   Adjustments	Development)

Revenues       $    --   $    11,359    $    --   	$    11,359
Costs and
Expenses
Pari-mutuel
wagering
purses              --         3,932         --             3,932
Rent -
Monticello
Raceway lease       --            --      1,800    J        1,800
Selling,
general,
administrative
and other        2,627         7,991         --            10,618
Interest           459           620       (620)   I          814
                                            355    H
Depreciation        77           756       (756)   K           77
Pre-opening
and development
costs               24            --         --                24
Total costs
and expenses     3,187         13,299       779            17,265
Other income
(loss)
Interest Income                     7                           7
Impairment loss
-Casino
Ventures        (3,000)            --        --            (3,000)
Gain on sale
of investments
and related
management
contract         3,277             --        --             3,277
Impairment
loss on
investment      (6,934)            --      6,934   M           --
Gain on
extinguishment
of debt            326             --         --              326
Total other
net income
(loss)          (6,331)             7      6,934              610
Net loss
before
minority
interest        (9,518)        (1,933)     6,155           (5,296)
Minority
interest            18             --         --               18
Net loss        (9,500)        (1,933)     6,155           (5,278)
Cumulative
undeclared
dividends on
preferred stock   (174)            --         --             (174)
Loss applicable
to common shares(9,674)        (1,933)     6,155           (5,452)
Weighted average
common shares
outstanding,
basic and
diluted          4,615         18,219     (2,393)     B    20,441
Loss per
common share,
basic and
diluted        $ (2.10)    $    (0.11)    $   --         $  (0.27)



Condensed Consolidated Pro Forma Statements of Operations for the nine months ended September 30, 2003
(in thousands, except for per share data)
(Unaudited)


									Pro Forma
									(Consolidated
          	Historical 	Historical				Empire Resorts
		Empire 	Catskill				and Catskill
		Resorts     Development   Adjustments	Development)

Revenues       $    --   $    7,472     $    --  	 $    7,472
Costs and
Expenses
Pari-mutuel
wagering purses     --        2,524		   --  	      2,524
Rent - Monticello
Raceway lease       -- 	         --		1,200     J       1,200
Selling,
general,
administrative
and other        5,474		5,448          --     	     10,922
Interest           556      	  500        (500)    I         822
                             			  266     H
Depreciation        --          526        (526)    K		   --
Total costs
and expenses     6,030        8,998		  440      	     15,468
Other income
(loss)
Interest Income                    3      	                3
Equity in loss
of affiliate      (381)	          --	  381	    L          --
Gain on sale
of investments
and related
management
contract		 135    	    --         --    	        135
Gain on
extinguishment
of debt            389            --         --               389
Recovery of
insurance
proceeds           500            --         --               500
Total other
net income       	 643     	     3        381             1,027
Net loss        (5,387)       (1,523)       (59)           (6,969)
Cumulative
undeclared
dividends on
preferred stock (1,161)           --         --            (1,161)
Net loss
applicable to
common shares  $(6,548)   $    (1,523) $ 	  (59) 	$    (8,130)
Weighted
average common
shares
outstanding,
basic and
diluted          5,351         18,219    (2,393)   B       20,177
Loss per
common share,
basic and
diluted         $(1.23)   $     (0.08) $    --  	$     (0.40)



The following are brief descriptions of the pro forma adjustments to the balance sheets and statements of operations of Empire Resorts and Catskill Development to reflect the consolidation. Empire Resorts is acquiring from Catskill Development's members certain assets and liabilities and all of their equity holdings of Monticello Casino Management, Monticello Raceway Management and Mohawk Management. After the distribution of Empire Resorts' stock to the members of both Catskill Development and Monticello Raceway Development pursuant to the consolidation, the members of Monticello Raceway Development and Catskill Development will hold 80.25% of the outstanding common stock of Empire Resorts.

Although Empire Resorts is the legal survivor in the consolidation and remains the registrant with the Securities and Exchange Commission, under the accounting principals generally accepted in the United States, the merger is to be accounted for as a reverse acquisition. Catskill Development is considered the "Acquirer" of Empire Resorts for financial reporting purposes as its members will control more than 50% of the post transitory combined company. Among other things, this requires Empire Resorts to present all financial statements after completion of the consolidation, prior historical financial and other information of Catskill Development and requires a retroactive restatement of Catskill Development's historical members' investment for the equivalent number of shares of common stock received in the consolidation.

The pro forma financial statements that represent the consolidated financial position of Catskill Development and Empire Resorts includes estimates. These estimates could and most likely will vary, possibly substantially, from the actual results that will be reported in future reporting periods after the date of the closing. Prior to the formal closing, new approvals, regulations, ratification of contracts and certified appraisals may be disclosed in future public filings, possibly changing a reader's evaluation of the consolidation. In addition, subsequent public filings may contain information different from the information in these pro forma financial statements.
The condensed consolidated pro-forma balance sheet is based upon the historical balance sheets of Empire Resorts, Monticello Raceway Development and Catskill Development as of September 30, 2003 and assumes the consolidation took place on that date. The condensed statements of operations for the year ended December 31, 2002 and the for the nine months ended September 30, 2003 are based upon the historical statements of Empire Resorts, Monticello Raceway
Development and Catskill Development for those periods. The pro forma statements of operations have been adjusted to reflect the assumption that the consolidation took place on January 1, 2002.

The unaudited pro forma financial statements should be read together with the financial statements and notes of Empire Resorts, which are incorporated by reference from Empire Resorts' Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2003, and the consolidated financial statements of Catskill Development for the year ended December 31, 2002 and the nine months ended September 30, 2003.

Pro forma adjustments to the condensed consolidated balance sheet are as follows:

(A) Net property and equipment of Catskill Development distributed to the members of Catskill Development following the consolidation (which will no longer include Empire
Resorts).

(B)  Issuance of approximately 18,219,000 shares of Empire

Resorts' common stock in connection with the consolidation. The table below summarizes the changes to Empire Resorts' capitalization that will result from the consolidation. The outstanding balance of common stock and outstanding options as of December 2003 was used for the presentation of these pro forma financial statements. At the date of the closing of the consolidation, the shares of common stock issued will reflect the actual amount of shares outstanding as of that date.

Number of shares of common stock outstanding prior to the
consolidation (approximated)      				      6,013,000
Number of shares of common stock to be redeemed
(see note F)							     (2,393,000)
Outstanding options (approximated)     				  864,000
Shares issued in consolidation to members of both Catskill
Development and Monticello Raceway
Development (approximated)         				     18,219,000
Total percentage of shares to be issued pursuant to the
consolidation (actual)        					   80.25%

Reconciliation of Actual Shares Outstanding as of December
31, 2002 and September 30, 2003 to present


    				 December 31, 2002 	September 30, 2003
				(in thousands) 		(in thousands)
Weighted outstanding
shares as reported 		4,615   			  5,351
Elimination of shares
redeemed (See F)		     (2,393)		       (2,393)
Shares issued to Catskill
members in connection
with the consolidation 	     18,219                    18,219
Pro forma outstanding
shares 			     20,441 		       20,177



(C)  To eliminate Empire Resorts' investment in Catskill
Development recorded on Empire Resorts' balance sheet at September 30, 2003 in the amount of $7,651,000.

(D) Contribution of long term debt and related interest by certain members of Catskill Development to the new consolidated entity in consideration of the consolidation.

(E) Elimination of Empire Resorts' recorded deficit, as the accounting acquiree.

(F) Redemption of Empire Resorts' common stock of certain stockholders in exchange for approximately $5,073,000 of individual long-term non-convertible 7% notes payable, which was a condition of the consolidation.

(G)  Elimination of contributed capital of Catskill
Development as the accounting acquirer.

Pro forma adjustments to the condensed consolidated
Statement of Operations are as follows:

(H)  Records the interest expense for the year ended
December 31, 2002 and the nine months ended September 30, 2003 as a result of Item F above.

(I) Elimination of interest on long term debt (see (D)) related to certain members of Catskill Development.

(J) Reflects recognition of rent expense to be paid to Catskill Development for the year ended December 31, 2002 and for the nine months ended September 30, 2003.

(K) Elimination of depreciation of net property and equipment distributed by Catskill Development to its members not including Empire Resorts.

(L) Elimination of Empire Resorts' recorded loss in equity of affiliate for the nine months ended September 30. 2003 included in the operations of Catskill Development.

(M) Elimination of loss based upon impairment recognized in 2002 on the investment in Catskill Development.

REPORT OF INDEPENDENT AUDITORS
To the Members of
Catskill Development, LLC

We have audited the accompanying consolidated balance sheets of Catskill Development, LLC as of December 31, 2002 and 2001, and the related consolidated income statements, changes in member's equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Catskill Development, LLC at December
31, 2002 and 2001, and the consolidated results of its operations and its cash flows for the years ended December
31, 2002 and 2001, in conformity with United States generally accepted accounting principles.

Bachrach, Waschitz & Waschitz, LLP

June 25, 2003
Monticello, New York

Catskill Development, LLC
Consolidated Balance Sheets
December 31, 2002 and 2001
(Audited)


				  December 31, 2002    December 31, 2001
ASSETS

 Current Assets:
 Cash & Cash Equivalents      $    643,864        $   1,358,469
 Restricted Cash     			42,376   	         78,070
 Other Current Assets    	   1,368,792              806,306

 Total Current Assets     	   2,055,032            2,242,845

Net Property and Equipment       5,856,246            6,443,420

 Real Estate Development         6,068,469            5,740,599

 Total Assets  			$ 13,979,747        $  14,426,864



 LIABILITIES AND MEMBERS' EQUITY

 Current Liabilities:
 Accounts Payable and
Accrued Expenses   		$  2,585,909	  $   1,720,227

 Total Current Liabilities       2,585,909            1,720,227

 Long-Term Debt:
 Notes Payable       		   6,821,375            6,201,250
 Total Long-Term Debt     	   6,821,375            6,201,250


 Members' Equity    		   4,572,463            6,505,387

Total Liabilities and
Members' Equity  			$ 13,979,747	  $  14,426,864


See Notes To Consolidated Financial Statements

Catskill Development, LLC
Consolidated Income Statements
For the Years Ended December 31, 2002 and 2001
(Audited)



     				December 31, 2002        December 31, 2001

Race Track Revenues:
Gross Wagering and
Simulcasting   		 $    11,147,184			10,285,654
Non-Wagering   			   211,975    	         216,765
Total Race Track Revenues     11,359,159              10,502,419

 Costs and Expenses
Purses, Awards and Other       3,932,168 	             3,700,717
Operating Costs     		 2,297,216 		       2,216,592
General and Administrative     2,974,895               3,038,589
Depreciation 			   755,601  	         743,716

Total Racetrack Costs
and Expenses   		       9,959,880			 9,699,614

Net Profit  From
Racing Operations    	       1,399,279			   802,805

Real Estate Development Expenses:
General and Administrative   	    74,412      		   113,320
Legal Expenses 			 2,644,369 		       2,228,077
Interest Expenses   		   620,704   	         564,024
Total Real Estate
Development Expense 	       3,339,485			 2,905,421

Other Income:
Interest Income    		     7,282      		    31,384

Net (Loss)     		  $   (1,932,924)             (2,071,232)


See Notes To Consolidated Financial Statements

Catskill Development, LLC
Consolidated Statements of Changes in Member's Equity
For the Years Ended December 31, 2002 and 2001
(Audited)


           		Preferred      Other				Total
           		Capital        Capital       Accumulated	Members
           		Contributions  Contributions Deficit      Equity

Balance
December 31, 2000   $ 15,703,893 $    400     $(8,152,474) $7,551,819

Capital
Contributions          1,024,800        -               -   1,024,800

Net (Loss)                     -        -      (2,071,232) (2,071,232)

Balance
December 31, 2001     16,728,693      400     (10,223,706)  6,505,387

Capital Adjustment        (3,900)       -           3,900           -

Net (Loss)                     -        -    $ (1,932,924)$(1,932,924)

Balance
December 31, 2002   $ 16,724,793 $    400    $(12,152,730)$ 4,572,463


See Notes To Consolidated Financial Statements

Catskill Development, LLC
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2002 and 2001
(Audited)


		          December 31, 2002        December 31, 2001

Operating Activities:
  Net Loss          $    (1,932,924)         	$	(2,071,232)
Adjustments to
reconcile net loss
to net cash
Provided(Used) by
operating activities:
Depreciation    		    755,601   		         743,716
Loss on Asset Disposal        2,819           			   -
Accrued Interest Not
Paid     		          620,125   		         563,750

(Increase) Decrease in:
  Restricted Cash            35,694                      213,052
  Other Current Assets     (562,486)		        (126,507)

Increase (Decrease) in:
  Accounts Payable and
Accrued Expenses  	    865,682                      144,125

Net Cash Used by
Operating Activities       (215,489)                    (533,096)

Investing Activities:
Purchase of Property,
Plant and Equipment        (171,246)                    (143,521)
Real Estate Development    (327,870)                    (111,465)

Net Cash Used in
Investing Activities       (499,116)                    (254,986)

Financing Activities:
Member Contributions              -  		       1,024,800

Net Cash Provided by
Financing Activities              -                    1,024,800


Net Increase (Decrease)
in Cash         	         (714,605)                     236,718
Cash at Beginning of Year 1,358,469				 1,121,751

Cash at End of Year     $   643,864      		  $    1,358,469

Supplemental Disclosures:
  Interest Paid         $       579     		  $  	       274


See Notes To Consolidated Financial Statements

1.   Significant Accounting Policies
This summary of significant accounting policies of Catskill
Development, LLC (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

A.   Organization and Business Activity
In October 1995, Catskill Development, LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American Casino in Monticello, New York (the "Casino Project"). The Company's business plan envisioned three distinct lines of business:
a) casino activities; b) real estate related activities; and
c) the gaming operations related to Monticello Raceway (the "Raceway") including pari-mutuel and future Video Lottery Terminal ("VLT") operations. Monticello Raceway Management. Inc. (MRMI), a New York Corporation, is a wholly owned subsidiary and was formed to hold the pari-mutuel license. Mohawk Management, LLC (MM), a New Your Limited Liability Company, is 60% owned by the Company and was formed to manage the St. Regis Mohawk Casino. Monticello Casino Management, LLC (MCM), a New York Limited Liability Company, is 60% owned by the Company and was formed to manage any other Native American Casino at the Raceway. Both MM and MCM are inactive at this time.
Currently, the Company conducts pari-mutuel wagering on live race meetings for Standard bred horses and participates in intrastate and interstate simulcast wagering at the Raceway in Monticello, New York. The Company's operations are subject to regulation by the New York State Racing and Wagering Board.
The Company continues to pursue a Native American Casino Project at the Raceway. However, to this point it has been unsuccessful (see Note 6).

B.   Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Monticello Raceway Managements, Inc, Mohawk Management, LLC and Monticello Casino Management, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

C.   Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

D.   Concentrations of Credit Risk
The Company maintains significant cash balances with financial institutions in excess of the insurance provided by the Federal Deposit Insurance Corporation (FDIC).
The Company, in the normal course of business, settles wagers for other racetracks and is thereby exposed to credit risk. However, receivables are generally not a significant portion of the Company's total assets and are comprised of a large number of accounts.

E.   Cash and Cash Equivalents
Cash and cash equivalents include cash on account, demand deposits and certificates of deposits with original maturities of less than three months at acquisition.

F.   Restricted Cash
Under New York States Racing, Pari-Mutuel Wagering and
Breeding Law the track is obliged to withhold a certain percentage of certain types of wagers towards the establishment of a pool of money the use of which is restricted to the funding of approved capital improvements, repairs and/or certain advertising expenses. Periodically during the year the track petitions the Racing and Wagering
Board to certify that the noted expenditures are eligible for re-imbursement from the capital improvement fund. The unexpended balance is shown as restricted cash on the balance sheet.

G.   Property and Equipment
Plant and equipment are recorded at cost. Depreciation is calculated using the straight-line basis over the estimated useful lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.

H.   Real Estate Development
In connection with its real estate activities, the Company capitalizes certain legal, architectural, engineering and environmental study fees as well as other costs directly related to the development of its real estate. (See Note 2)

I.   Impairment of Assets
In the event that facts and circumstances indicate that the carrying amount of tangible assets or groups of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimate future undiscounted cash flows associated with the assets would be compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is required. Management has determined that no impairment of assets has occurred.

J.   Inventory
Inventory is recorded at the lower of cost or market on a first in, first out basis.

K.   Revenue Recognition
Wagering revenues are recognized gross of purses, stakes and awards and pari-mutual wagering taxes. The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements.

L.   Advertising
The Company expenses the costs of general advertising, promotion and marketing programs at the time the costs are incurred.

M.   Income Taxes
The Company was formed as a limited liability company and elected to be treated as a partnership for tax purposes, and thus no income tax expense is recorded in the statements. Income of the Company is taxed to the members in their respective returns. All income from the 100% owned subsidiary is passed to the Company because of a management contract between the companies. Therefore no tax accrual is needed on the subsidiary's records.

2.   Fixed Assets


		     		December 31, 2002   December 31, 2001

Land				 $    770,000        $    770,000
Buildings & Improvements    8,517,724           8,414,664
Furniture, Fixture &
Equipment          	    1,253,302		1,195,613
Subtotal       		   10,541,026          10,380,277
Less:  Accumulated
Depreciation  	          4,684,780 		3,936,857
Net Property and
Equipment  			 $  5,856,246 	  $	6,443,420


Depreciation expense was $755,601 for the year ended
December 31, 2002 and $743,716 for the year ended December
31, 2001. The above land and buildings are security for the mortgage described in Note 3.

The Company is in the business of developing real estate for
additional gaming activities.   For the years ended December
31, 2002 and 2001, the Company had capitalized $327,870 and $111,645, respectively to continue its efforts.

3.   Members Equity and Senior Obligation
The members of the Company have contributed considerable amounts of money to the Company to fund the purchasing of the Raceway and pursuing the approval and development of a Native American Casino on a portion of the Raceway property. These contributions (and a priority return of 10% per annum) and the mortgage described below, (with interest compounded at 10% per annum) must be repaid before any net earnings from operations would be available for distribution to the Company's other members. As of December 31, 2002 the aggregate amount needed to satisfy the payment of said contributions (with priority returns) to certain members of the Company is $29,991,362.

These preferred capital balances are subordinate to a mortgage, payable to two members, (the "Senior Obligation"), which at December 31, 2002, and December 31, 2001 was $6,821,375 and $6,201,250 respectively including accrued interest at 10% per annum. All payments accrue and the principal and accrued interest totaling $8,052,550 is due September 15, 2004. Currently, any cash flow from the operations of the Raceway are being retained by the Company for working capital purposes and to fund litigation and development expenses in conjunction with other potential gaming operations at the track. As a result, the Company is not expected to make any distributions with respect to certain other members' interests until the Company has achieved additional net revenues sufficient to discharge the payment of the Senior Obligation, accrued interest, preferred capital balance and priority returns.

The Company was formed as a limited liability company, therefore its members individual liability is limited under the appropriate laws of the State of New York. The Company
will cease to exist July 1, 2025.   The Company's distinct
lines of business: (A) casino development; (B) real estate related activities; and (C) the gaming operations related to Monticello Raceway including pari-mutuel and future Video Lottery Terminal operations are owned as follows: (after the transaction of February 12, 2002 noted below and the transaction of December 10, 2002 described in Note 6 - Commitments and Contingencies)


			     Casino         Real Estate         Racing
Voting Members:
Alpha Monticello, Inc.   48.310         25.000		    36.870
Americas Tower Partners  20.000         25.000		    25.000
Monticello Realty, LLC   20.000         22.500		    22.500
Watertone Holdings, LP    9.190         25.000		    13.130

Non-Voting Members:
Cliff Ehrlich       	  1.375          1.375             1.375
Fox-Hollow Lane, LLC      1.000          1.000             1.000
Shamrock Strategies,
Inc.                      0.125          0.125		     0.125


On February 12, 2002, Alpha Monticello, Inc. (a wholly owned subsidiary of Empire Resorts, Inc. ("Empire"), a member of the Company, entered into an agreement with Watertone Holdings LP ("Watertone"), also a member of the Company, providing for the acquisition of 47.5% of Watertone's economic interests in the casino and racetrack business components of the Company. The transaction contemplated by this agreement closed on March 12, 2002.

4.   Related Party Transactions
As explained in Notes 1G and 2 the Company is in the business of developing real estate for additional gaming activities. In connection with this development the Company has paid various consulting fees to related parties consisting of members or directors of Catskill Development, LLC. From inception through December 31, 2002 the Company has capitalized as development costs $868,574 of such related party transactions.

5.   Operating Leases
At December 31, 2002 the Company had commitments under operating leases which end in 2006 for various pieces of equipment requiring annual lease payments for the twelve months ending December 31 as follows:

2003 			$    151,321
2004 			     140,121
2005 				18,451
2006 				 8,808
Total     		$    318,701

Lease expense was $165,721 and $153,208 for the years ended
December 31, 2002 and 2001 respectively.

6.   Commitments and Contingencies
The Monticello Harness Horsemen's Association, Inc. has brought an action against Monticello Raceway Management, Inc. and one of the members of the Company seeking the sum of $1,300,0000 to be credited to the horsemen's purse account. The suit claims that revenues received by the Raceway from various simulcasting sources were not properly credited to their horsemen's purse account. Management has responded vigorously to contest the case after attempts at out-of-court settlement proved fruitless. On June 19, 2003 the case was dismissed because of lack of subject matter jurisdiction. The plaintiff is expected to file a complaint in the proper court or to seek alternative dispute resolution. There are disputed issues of fact between the parties, which makes an estimate of the outcome or the amount or range of loss difficult to gauge. In accordance with Statement of Financial Accounting Standards No. 5, the amount of the loss, if any that may be ultimately realized has not been reflected in the accompanying financial statements.

In July 1996, the Company and its members entered into a series of agreements with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello, New York. Pursuant to such agreements, the Mohawk Tribe was to purchase certain land from the Company and various affiliates of the Company were to help with the development of a casino on the land and manage any resulting casino. More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven (7) years from its opening and to receive certain fees for the provision of management and related services.

Completion of the project contemplated by the agreements with the Mohawk Tribe was subject to certain conditions, including the obtaining of relevant federal and State governmental approvals. The Company, in conjunction with its affiliates, assumed responsibility for and undertook, seeking and obtaining all local, state and federal approvals required or necessary to construct and operate the Casino

Project. By letter dated April 6, 2000, addressed to Governor George Pataki, Kevin Gover, Assistant Secretary of the Department of the Interior, advised and notified the Governor of New York that the Company's proposed casino project with the Mohawk Tribe had been approved and specifically requested that the Governor concur. However, on April 22, 2000, the Company became aware of a purported letter agreement between the Mohawk Tribe and Park Place Entertainment Corporation ("PPE"), which agreement (with two irrelevant exceptions) purportedly gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

Since 2000, the Company has been engaged in litigation with Park Place Entertainment ("PPE") alleging tortuous interference with contract and business relationship in regard to the Company's agreements with the St. Regis Mohawk Tribe. On March 14, 2003, attorneys for the Plaintiffs filed a motion requesting the District Court to vacate a judgment, which was adverse to the Company, issued on August 26th, 2002, on the ground that new evidence has been found that has a material bearing on important issues affecting the judgment. The motion indicates that audio tapes of certain conversations concerning the transaction at issue in the case were made available to the plaintiffs by Presidents, R.C., the plaintiff in another case against PPE and that the tapes provide evidence which raise material issues regarding important issues in the case and the positions taken by the defendant. The motion requests that the judgment be vacated and that the Plaintiffs be permitted to continue discovery and file amended pleadings to reflect the evidence contained in the case. Although the Company has been advised by the attorneys handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the Plaintiff's original complaint or all of the issues covered by the pending appeal in the case by the Plaintiffs. Accordingly, no assurance can be given that the motion will be granted or that, if granted, it will provide relief sufficient to permit the Plaintiffs to proceed with a trial or provide evidence that will be available for purposes of the record in the appeal.

Legal fees in connection with the aforementioned litigation amounted to $2,644,389 and $2,228,077 for the years ended
December 31, 2002 and 2001 respectively.

The Company is also a party to a various non-environmental legal proceedings and administrative actions, all arising from the ordinary course of business. Although it is impossible to predict the outcome of any legal proceeding, the Company believes any liability that may finally be determined with respect to such legal proceedings should not have a material effect on The Company's consolidated financial position, results of operations or cash flows.
In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its strategic alternatives and assist in maximizing the value of its assets. The Company is in negotiations with a federally recognized Native American tribe in New York and various casino management and development entities with respect to the development of a Native American Casino. The development of a casino at the Raceway will require consummation of arrangements with these parties and various reviews and approvals. No assurances can be given that such arrangements will be entered into or that any approvals will be obtained.

On December 10, 2002, Empire reached an agreement with Bryanston Group, Inc. ("Bryanston") (a former member of the Company) and certain other affiliates regarding certain obligations due from and claims against the Company. Included in the agreement with Bryanston is the acquisition of Bryanston's interest in Catskill Development, including its voting membership interest and preferred capital account in the Company. Bryanston has agreed to transfer such interests to Empire.

7.   Video Lottery Terminals
In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the
state ("VLT Legislation").   The bill was signed by the
Governor on October 31, 2001. The provision of the VLT Legislation relevant to the Company include: a) authority given to the Governor to negotiate casino licenses for up to three Native American casinos in the Catskills; and b) the authority for several of New York's racetracks, including the Raceway, to operate video lottery terminal ("VLT") in their facilities. The VLT operation will be conducted by the New York State Lottery (the "Lottery") with the racetracks functioning largely as agents for the Lottery.

The Company received a letter from the Lottery, dated March 21, 2002, advising the Raceway that the Lottery has completed its initial review of the Raceway's business plan for the operation of VLT's at the Raceway during the initial three year trial period approved by the State Legislature. Based on such review, the Lottery has made an initial allocation of 1,800 VLT's to the Raceway and has approved the maximum permitted rate for compensation of 25% of revenues generated after payout of prizes for the Raceway. The law currently provides that the Raceway must apply 35% in the first year, escalating to 45% in years two and three, of its compensation to enhance purses at the Raceway and each year must dedicate 5% of its compensation to a State Breeding Development Fund.

The business plan was submitted at the request of the Lottery, and in accordance with Lottery procedures, does not represent a final decision with respect to the implementation of VLT's by the Company. The business plan includes certain assumptions recommended by the Lottery and other estimates considered preliminary by the Company The Lottery has not yet established a firm start date or adopted regulations with regard to the program.

On May 16, 2002, the New York State Legislature passed a bill that further expanded the October 2001 VLT Legislation. This bill extends the test period under the current law from three years to a period ending December 31, 2007. Further, the bill authorizes each track to enter into an agreement with the organization representing its horsemen to reduce the percentage of its vendor fees dedicated to enhancing purses at such track during the initial three years, to an amount not less than 25 percent. That bill was signed by the Governor on May 29, 2002. In addition, the Company's ability to proceed with the VLT program may be impacted by its plans with respect to casino development at the site.

8.   Subsequent Events
On February 4, 2003 the Company entered into a Letter of
Intent with Empire, its partner in developing gaming activities at the Monticello Raceway (the "Raceway") and other related entities. The agreement provides for Empire to acquire a 48 year ground lease on the Raceway and contiguous properties, together with all of the Company's development and management rights with respect to the site and related gaming activities, in exchange for an 80.25% position in Empire's common stock.

The Letter of Intent provides for the Company to lease its 230-acre Raceway property to Empire for a period of 48 years for an annual base rent of $1,800,000. Lease terms are to contain certain options for Empire to acquire title to portions of the property. Empire will have the right to purchase a 29-acre parcel for the purpose of placing it in trust for a Native American Tribe or Nation at the purchase price of $1. The exercise of such option will require obtaining necessary federal and state approvals. In addition, the remaining property may be purchased within two years of the opening of a casino at the present value of the ground lease at the time of such exercise.

The agreement is subject to the execution of definitive agreements, approvals by Empire's Board of Directors and an opinion that the transaction will be tax-free to all parties and other technical requirements, including a fairness opinion. No assurance can be given that the transactions provided for in the Letter of Intent will ultimately occur or will occur at the times and on the terms and conditions contained in the Letter of Intent.

On April 3, 2003, the Cayuga Nation, a New York State based federally recognized Indian Nation (the "Cayuga Nation"), the Company and certain of the Company affiliates, including a subsidiary of the Company entered into a series of agreements which provide for the development of a trust land casino adjacent to the Raceway. In furtherance of these transactions, on April 10, 2003, the Cayuga Nation, Empire and the Company, officially filed with the Eastern Regional Office of the Bureau of Indian Affairs, an application requesting that the Secretary of the Interior acquire in trust on behalf of the Cayuga Nation a 30 acre parcel of land in Monticello, New York to be used for gaming purposes. This transaction, if completed, gives Empire control of the Raceway and all development rights for the proposed Native American casino and any potential future video lottery terminal operations. The Company believes this will strengthen our ability to obtain new financing on reasonable terms and our long-term viability and hopes that this transaction will close sometime in the third quarter of 2003, although there are a number of approvals that must be obtained and conditions that must be met.

On May 15, 2003, New York State enacted legislation to enhance the incentives for racetracks in the State to participate in the State's Video Lottery program. Although legislation had authorized the program earlier, none of the racetracks authorized to participate in the program had found the terms sufficiently attractive to justify the investment required to participate in the program. Under the newly enacted legislative amendments, the initial term of the program has been extended to 10-years from the date of inception and permits year round operations with extended hours. Approximately 29% of total VLT revenue received is to be distributed to the tracks and their horsemen/ breeders associations. A percentage of VLT revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding fund, thus improving the quality of racing at the track. During the initial eighteen months of the program, the NY State Lottery has the ability to approve the opening of temporary VLT structures -- while more comprehensive construction takes place.

Pursuant to the original legislation, the New York State
Lottery made an allocation of 1,800 VLT's to Monticello
Raceway. If market conditions permit, additional machines may be added without the need for additional legislation.

ACCOUNTANTS' REPORT
To the Members of
Catskill Development, LLC.


We have reviewed the accompanying consolidated balance sheet of Catskill Development, LLC as of September 30, 2003 and the related consolidated income statement, changes in members equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of Catskill Development, LLC.

A review consists principally of inquires of Company personnel and analytical procedures applied to financial data. It is substantially less in scope that an audit in accordance with generally accepted auditing standard, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

As discussed in Note 10 certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.


Bachrach, Waschitz & Waschitz, LLP

October 30, 2003
Monticello, New York

Catskill Development, LLC
Consolidated Balance Sheet
September 30, 2003
(Unaudited)


                                        September 30, 2003

 ASSETS

 Current Assets:
Cash & Cash Equivalents  			$    809,179
Restricted Cash     				     137,217
Accounts Receivable                            601,403
Inventory 							 6,183
Prepaid Expenses    				     297,077
Other Current Assets     				 3,186

 Total Current Assets    			   1,854,245

Property, Plant and Equipment
Land     						     770,000
Building and Improvements     		   9,004,824
Furniture, Fixtures and Equipment  		   1,292,159
Subtotal  						  11,066,983
Less: Accumulated Depreciation    		   5,211,186
Net Property, Plant and Equipment  		   5,855,797

 Real Estate Development                     7,645,213

 Total Assets  					$ 15,355,255


 LIABILITIES AND MEMBERS' EQUITY

 Current Liabilities:
Accounts Payable    				   2,821,736
Notes Payable - Senior Obligation 		   5,000,000
Accrued Interest Payable 			   2,320,500
Other Current Liabilities     		     502,571
Accrued Expenses     			     $      65,308

 Total Current Liabilities    		  10,710,155

 Members' Equity    				   4,645,140

 Total Liabilities and Members' Equity  	$ 15,355,255


See Accompanying Notes And Accountant's Report

Catskill Development, LLC
Consolidated Income Statement
For the Nine Months Ended September 30, 2003
(Unaudited)


					          September 30, 2003

     Race Track Revenues:
     Gross Wagering and Simulcasting    $    7,337,205
     Non-Wagering   135,353
     Total Race Track Revenues               7,472,558

     Costs and Expenses
     Purses, Awards and Other                2,524,030
     Operating Costs                         1,684,435
     General and Administrative              2,484,025
     Depreciation                              526,408

     Total Costs and Expenses                7,218,898

     Net Profit From Racing Operations  $      253,660

     Real Estate Development Expenses:
     General and Administrative                154,048
     Legal Expenses                          1,125,448
     Interest Expenses                         499,628
     Total Real Estate Development Expense   1,779,124

     Other Income:
     Interest Income                             2,847

     Net (Loss)                        $    (1,522,617)


See Accompanying Notes And Accountant's Report

Catskill Development, LLC
Consolidated Statements of Changes in Member's Equity
For the Nine Months Ended September 30, 2003
(Unaudited)


           		Preferred      Other			       Total
           		Capital        Capital       Accumulated	 Members
           		Contributions  Contributions Deficit       Equity

Balance
December 31, 2002  $16,724,793   $   400     $(12,152,731) $4,572,462

Capital
Contributions        1,314,498         -                -   1,314,498
Other                  280,797                                280,797

Net (Loss)                   -         -       (1,522,617) (1,522,617)

Balance
September 30, 2003
(unaudited)        $18,320,088       400      (13,675,348)  4,645,140


See Accompanying Notes And Accountant's Report

Catskill Development, LLC
Consolidated Statement of Cash Flows
For the Nine Months Ended September 30, 2003
(Unaudited)


   								  September 30, 2003
Operating Activities:
  Net Loss    						 $      (1,522,617)
Adjustments to reconcile net loss to net cash
Provided(Used) by operating activities:
Depreciation   							     526,408
Accrued Interest Not Paid        				     499,125

(Increase) Decrease in:
Restricted Cash     						     (94,841)
Accounts Receivable 						     426,912
Inventory 830
Prepaid Expenses    						      16,354
Other Current Assets  						      16,847

Increase (Decrease) in:
Accounts Payable    						     632,473
Other Current Liabilities     				     494,740
Accrued Expenses   						     (42,713)

Net Cash Provided (Used) by Operating Activities 	     953,518

Investing Activities:
Purchase of Property, Plant and Equipment   		    (525,957)
Real Estate Development  					  (1,576,744)

Net Cash Used in Investing Activities    	 		  (2,102,701)

Financing Activities:
Member Contributions   						   1,314,498

Net Cash Provided by Financing Activities  		   1,314,498


Net Increase (Decrease) in Cash    				     165,315
Cash at Beginning of Period   				     643,864

Cash at End of Period   					    $809,179

Supplemental Disclosures:
  Interest Paid     						 $       503
  Non-Cash Settlement of Accounts Payable Liability    $   280,797


See Accompanying Notes And Accountant's Report

1.   Significant Accounting Policies
This summary of significant accounting policies of Catskill
Development, LLC (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies have been consistently applied in the preparation of the financial statements, and all normal and recurring adjustments and accruals considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003

A.   Organization and Business Activity
In October 1995, Catskill Development, LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American Casino in Monticello, New York (the "Casino Project"). The Company's business plan envisioned three distinct lines of business:
a) casino activities; b) real estate related activities; and
c) the gaming operations related to Monticello Raceway (the "Raceway") including pari-mutuel and future Video Lottery Terminal ("VLT") operations. Monticello Raceway Management. Inc. (MRMI), a New York Corporation, is a wholly owned subsidiary and was formed to hold the pari-mutuel license. . Mohawk Management, LLC (MM), a New Your Limited Liability Company, is 60% owned by the Company and was formed to manage the St. Regis Mohawk Casino. Monticello Casino Management, LLC (MCM), a New York Limited Liability Company, is 60% owned by the Company and was formed to manage any other Native American Casino at the Raceway. Both MM and MCM are inactive at this time.

Currently, the Company conducts pari-mutuel wagering on live race meetings for Standard bred horses and participates in intrastate and interstate simulcast wagering at the Raceway in Monticello, New York. The Company's operations are subject to regulation by the New York State Racing and Wagering Board.

The Company continues to pursue a Native American Casino
Project at the Raceway. However, to this point it has been unsuccessful (see Note 8).

B.   Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company's subsidiaries, Monticello
Raceway Managements, Inc, Mohawk Management, LLC and
Monticello Casino Management, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

C.   Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

D.   Concentrations of Credit Risk
The Company maintains significant cash balances with financial institutions in excess of the insurance provided by the Federal Deposit Insurance Corporation (FDIC).

The Company, in the normal course of business, settles wagers for other racetracks and is thereby exposed to credit risk. However, receivables are generally not a significant portion of the Company's total assets and are comprised of a large number of accounts.

E.   Cash and Cash Equivalents
Cash and cash equivalents include cash on account, demand deposits and certificates of deposits with original maturities of less than three months at acquisition.

F.   Restricted Cash
Under New York States Racing, Pari-Mutuel Wagering and
Breeding Law the track is obliged to withhold a certain percentage of certain types of wagers towards the establishment of a pool of money the use of which is restricted to the funding of approved capital improvements, repairs and/or certain advertising expenses. Periodically during the year the track petitions the Racing and Wagering
Board to certify that the noted expenditures are eligible for re-imbursement from the capital improvement fund. The unexpended balance is shown as restricted cash on the balance sheet.

G.   Property, and Equipment
Plant and equipment are recorded at cost. Depreciation is calculated using the straight-line basis over the estimated useful lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.

H.   Real Estate Development
In connection with its real estate activities, the Company capitalizes certain legal, architectural, engineering and environmental study fees as well as other costs directly related to the development of its real estate. (See Note 2)

I.   Impairment of Assets
In the event that facts and circumstances indicate that the carrying amount of tangible assets or groups of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimate future undiscounted cash flows associated with the assets would be compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is required. Management has determined that no impairment of assets has occurred.

J.   Inventory
Inventory is recorded at the lower of cost or market on a first in, first out basis.

K.   Revenue Recognition
Wagering revenues are recognized gross of purses, stakes and awards and pari-mutual wagering taxes. The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements.

L.   Advertising
The Company expenses the costs of general advertising, promotion and marketing programs at the time the costs are incurred.

M.   Income Taxes
The Company was formed as a limited liability company and elected to be treated as a partnership for tax purposes, and thus no income tax expense is recorded in the statements. Income of the Company is taxed to the members in their respective returns. All income from the 100% owned subsidiary is passed to the Company because of a management contract between the companies. Therefore no tax accrual is needed on the subsidiary's records.

2.   Fixed Assets


                          September 30, 2003
Land                            $    770,000
Buildings & Improvements           9,004,824
Furniture, Fixtures & Equipment    1,292,159
Subtotal                          11,066,983
Less:  Accumulated Depreciation    5,211,186
Net Property and Equipment      $  5,855,797


Depreciation expense was $526,408 = for the nine months ended September 30, 2003. The above land and buildings are security for the mortgage described in Note 3.
The Company is in the business of developing real estate for
additional gaming activities.   For the nine months ended
September 30, 2003, the Company had capitalized $1,576,744 to continue its efforts.

3.   Members Equity and Senior Obligation
The members of the Company have contributed considerable amounts of money to the Company to fund the purchasing of the Raceway and pursuing the approval and development of a Native American Casino on a portion of the Raceway property. These contributions (and a priority return of 10% per annum) and the mortgage described below, (with interest compounded at 10% per annum) must be repaid before any net earnings from operations would be available for distribution to the Company's other members. As of September 30, 2003 the aggregate amount needed to satisfy the payment of said contributions (with priority returns) to certain members of the Company is $34,717,799.

These preferred capital balances are subordinate to a mortgage, payable to two members, (the "Senior Obligation"), which at September 30, 2003 was $7,320,500 including accrued interest at 10% per annum. The Senior Obligation matures on September 15, 2004. Currently, any cash flow from the operations of the Raceway are being retained by the Company for working capital purposes and to fund litigation and development expenses in conjunction with other potential gaming operations at the track. As a result, the Company is not expected to make any distributions with respect to certain other members' interests until the Company has achieved additional net revenues sufficient to discharge the payment of the Senior Obligation, accrued interest, preferred capital balance and priority returns.

The Company was formed as a limited liability company, therefore its members individual liability is limited under the appropriate laws of the State of New York. The Company
will cease to exist July 1, 2025.   The Company's distinct
lines of business: (A) casino development; (B) real estate related activities; and (C) the gaming operations related to Monticello Raceway including pari-mutuel and future Video Lottery Terminal operations are owned as follows:


			     Casino        Real Estate         Racing
Voting Members
Alpha Monticello, Inc.   48.310         25.000		   36.870
Americas Tower Partners  20.000         25.000           25.000
Monticello Realty, LLC   20.000         22.500           22.500
Watertone Holdings, LP    9.190         25.000           13.130

Non-Voting Members
Cliff Ehrlich 		  1.375          1.375            1.375
Fox-Hollow Lane, LLC      1.000          1.000            1.000
Shamrock Strategies,
Inc.                      0.125          0.125            0.125


4.   Related Party Transactions
As explained in Notes 1G and 2 the Company is in the business of developing real estate for additional gaming activities. In connection with this development the Company has paid various consulting fees to related parties consisting of members or directors of Catskill Development, LLC. From inception through September 30, 2003 the Company has capitalized as development costs $976,858 of such related party transactions.

5.   Operating Leases
At September 30, 2003 the Company had commitments under operating leases which end in 2006 for various pieces of equipment requiring annual lease payments for the twelve months ending September 30 as follows:

2004 $   150,121
2005      43,247
2006      13,209

Total $  206,577

Lease expense was $118,594 for the nine months ended
September 30, 2003.

6.   Commitments and Contingencies
The Monticello Harness Horsemen's Association, Inc. has brought an action against Monticello Raceway Management, Inc. and one of the members of the Company seeking the sum of $1,562,776 to be credited to the horsemen's purse account and an additional $4,000,000 in punitive damages. The suit claims that revenues received by the Raceway from various simulcasting sources were not properly credited to their horsemen's purse account. A separate action seeking $50,000 questions the proper assignment of stalls to the Horseman. Management has responded vigorously to contest the case after attempts at out-of-court settlement proved fruitless. There are disputed issues of fact between the parties, which makes an estimate of the outcome or the amount or range of loss difficult to gauge. In accordance with Statement of Financial Accounting Standards No. 5, the amount of the loss, if any that may be ultimately realized has not been reflected in the accompanying financial statements.

In July 1996, the Company and its members entered into a series of agreements with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello, New York. Pursuant to such agreements, the Mohawk Tribe was to purchase certain land from the Company and various affiliates of the Company were to help with the development of a casino on the land and manage any resulting casino. More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven (7) years from its opening and to receive certain fees for the provision of management and related services.

Completion of the project contemplated by the agreements with the Mohawk Tribe was subject to certain conditions, including the obtaining of relevant federal and State governmental approvals. The Company, in conjunction with its affiliates, assumed responsibility for and undertook, seeking and obtaining all local, state and federal approvals required or necessary to construct and operate the Casino Project. By letter dated April 6, 2000, addressed to Governor George Pataki, Kevin Gover, Assistant Secretary of the Department of the Interior, advised and notified the Governor of New York that the Company's proposed casino project with the Mohawk Tribe had been approved and specifically requested that the Governor concur. However, on April 22, 2000, the Company became aware of a purported letter agreement between the Mohawk Tribe and Park Place Entertainment Corporation ("PPE"), which agreement (with two irrelevant exceptions) purportedly gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

Since 2000, the Company has been engaged in litigation with Park Place Entertainment ("PPE") alleging tortuous interference with contract and business relationship in regard to the Company's agreements with the St. Regis Mohawk Tribe. On March 14, 2003, attorneys for the Plaintiffs filed a motion requesting the District Court to vacate a judgment, which was adverse to the Company, issued on August 26th, 2002, on the ground that new evidence has been found that has a material bearing on important issues affecting the judgment. The motion indicates that audio tapes of certain conversations concerning the transaction at issue in the case were made available to the plaintiffs by Presidents, R.C., the plaintiff in another case against PPE and that the tapes provide evidence which raise material issues regarding important issues in the case and the positions taken by the defendant. The motion requests that the judgment be vacated and that the Plaintiffs be permitted to continue discovery and file amended pleadings to reflect the evidence contained in the case. Although the Company has been advised by the attorneys handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the Plaintiff's original complaint or all of the issues covered by the pending appeal in the case by the Plaintiffs.

Legal fees in connection with the aforementioned litigation amounted to $1,125,448 for the nine months ended September
30, 2003.

The Company is also a party to a various non-environmental legal proceedings and administrative actions, all arising from the ordinary course of business. Although it is impossible to predict the outcome of any legal proceeding, the Company believes any liability that may finally be determined with respect to such legal proceedings should not have a material effect on The Company's consolidated financial position, results of operations or cash flows.
In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its strategic alternatives and assist in maximizing the value of its assets. The Company is in negotiations with a federally recognized Native American tribe in New York and various casino management and development entities with respect to the development of a Native American Casino. The development of a casino at the Raceway will require consummation of arrangements with these parties and various reviews and approvals. No assurances can be given that such arrangements will be entered into or that any approvals will be obtained.

On July 3, 2003 the Company entered into a Definitive Agreement with Empire Resorts, Inc (Empire), its partner in developing gaming activities at the Raceway and other related entities. The agreement provides for Empire to acquire a 48 year ground lease on the Raceway and contiguous properties, together with all of the Company's development and management rights with respect to the site and related gaming activities, in exchange for an 80.25% position in Empire's common stock.

The Definitive Agreement provides for the Company to lease its 230-acre Raceway property to Empire for a period of 48 years for an annual base rent of $1,800,000. The Lease terms are to contain certain options for the Company to acquire title to portions of the property. The exercise of such option will require obtaining necessary federal and state approvals to create a Native American gaming facility on the property. If such an approval is reached, the Company will have the ability to apply any proceeds that Catskill receives for the Casino project, in relation to the land placed in trust, and apply those proceeds against the negotiated purchase price.

7.   Video Lottery Terminals
In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the
state ("VLT Legislation").   The bill was signed by the
Governor on October 31, 2001. The provision of the VLT Legislation relevant to the Company include: a) authority given to the Governor to negotiate casino licenses for up to three Native American casinos in the Catskills; and b) the authority for several of New York's racetracks, including the Raceway, to operate video lottery terminal ("VLT") in their facilities. The VLT operation will be conducted by the New York State Lottery (the "Lottery") with the racetracks functioning largely as agents for the Lottery. The Company received a letter from the Lottery, dated March 21, 2002, advising the Raceway that the Lottery has completed its initial review of the Raceway's business plan for the operation of VLT's at the Raceway during the initial three year trial period approved by the State Legislature. Based on such review, the Lottery has made an initial allocation of 1,800 VLT's to the Raceway

The business plan was submitted at the request of the Lottery, and in accordance with Lottery procedures, does not represent a final decision with respect to the implementation of VLT's by the Company. The business plan includes certain assumptions recommended by the Lottery and other estimates considered preliminary by the Company The Lottery has not yet established a firm start date or adopted regulations with regard to the program.

On May 15, 2003, New York State enacted legislation to enhance the incentives for racetracks in the State to participate in the State's Video Lottery program. Although legislation had authorized the program earlier, none of the racetracks authorized to participate in the program had found the terms sufficiently attractive to justify the investment required to participate in the program. Under the newly enacted legislative amendments, the initial term of the program has been extended to 10-years from the date of inception and permits year round operations with extended hours. Approximately 29% of total VLT revenue received is to be distributed to the tracks and their horsemen/ breeders associations. A percentage of VLT revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding fund, thus improving the quality of racing at the track. During the initial eighteen months of the program, the NY State Lottery has the ability to approve the opening of temporary VLT structures -- while more comprehensive construction takes place. Pursuant to the original legislation, the New York State Lottery made an allocation of 1,800 VLT's to Monticello Raceway. If market conditions permit, additional machines may be added without the need for additional legislation.

On July 17, 2003 The New York State Supreme Court decided that the Legislature did not violate the state constitution when it authorized the governor to sign accords with Indian tribes allowing them to build six new casinos. Judge Joseph
Teresi, an Albany County judge, also ruled that racetracks could install video lottery terminals and the state could take part in interstate lotteries.

8.   Casino Development
On April 3, 2003, the Cayuga Nation, a New York State based federally recognized Indian Nation (the "Cayuga Nation"), the Company and certain of the Company affiliates, including a subsidiary of the Company entered into a series of agreements which provide for the development of a trust land casino adjacent to the Raceway. In furtherance of these transactions, on April 10, 2003, the Cayuga Nation, Empire and the Company, officially filed with the Eastern Regional Office of the Bureau of Indian Affairs, an application requesting that the Secretary of the Interior acquire in trust on behalf of the Cayuga Nation a 30 acre parcel of land in Monticello, New York to be used for gaming purposes. This transaction, if completed, gives Empire control of the Raceway and all development rights for the proposed Native American casino and any potential future video lottery terminal operations. The Company believes this will strengthen our ability to obtain new financing on reasonable terms and our long-term viability and hopes that this transaction will close sometime in the fourth quarter of 2003, although there are a number of approvals that must be obtained and conditions that must be met.

9.   Subsequent Events
On October 29, 2003, MRMI consummated a $3,500,000 loan agreement with The Berkshire Bank. Pursuant to the terms of a planned consolidation with Empire, MRMI is scheduled to become a wholly owned subsidiary of Empire. Prior to the consummation of the loan, the Company and MRMI entered into a 48 year lease with regard to the Monticello Raceway property, which includes an option to purchase the property. The loan is secured by a leasehold mortgage, a pledge of raceway revenues and security interests in certain equipment. The leasehold mortgage loan bears interest at 8.75% and matures in two years, with monthly principal and interest payments based on a 48 month amortization schedule. Proceeds from the loan are to be used primarily to pay for design and development costs and site work in connection with the planned improvements to Monticello Raceway in preparation for video lottery operations. Total costs of the improvements are expected to exceed $20,000,000. Empire has entered into a surety agreement with The Berkshire Bank to guarantee the loan. A portion of the proceeds from the loan is also expected to pay certain administrative expenses of Empire.

10.  Going Concern
The Company has sustained net losses over the past few years and, at September 30, 2003, had a net working capital deficit of $8,855,870. The calculation of the deficit includes the liability of the Senior Obligation that is secured by a mortgage on the Raceway property, which at September 30, 2003 was $7,320,500. This obligation is due September 15, 2004 with a maturity liability of $8,052,550. If the proposed consolidation occurs described in Note 6, the Senior Obligation will be satisfied thru the consideration included in the transaction and the liability will be removed from the financial statements. The removal of the Senior Obligation from the current liabilities would reduce the working capital deficit to $1,535,370. To meet current and future obligations associated with the operations of the Company, the Company through a subsidiary and affiliate has raised additional capital (See Note 9).

As described in Note 6, on July 3, 2003 the Company entered into an agreement with Empire. The agreement with Empire has been approved by a special committee of the Company's Board of Directors in September 2003 The special committee engaged Kane Reece Associates to act as its financial advisor in connection with the proposed consolidation. In connection with its engagement, the special committee requested that Kane Reece Associates evaluate the fairness of the consolidation's terms to Empire and its stockholders from a financial point of view. On September 8, 2003, Kane Reece Associates delivered a written opinion to Empire's special committee stating that, as of that date and based on and subject to the matters described in its opinion, the consolidation's terms were fair, from a financial point of view, to the holders of Empire's common stock. Additional requirements are still outstanding to include an opinion that the transaction will be tax-free to all parties. No assurance can be given that such transaction will ultimately occur or will occur at the times or on the terms and conditions contained in the agreement.

The Company's consolidated financial statements have been presented on the basis that the Company is a going concern.
Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities or any other adjustments that might result should the Company be unable to continue as a going concern.

REPORT OF INDEPENDENT AUDITORS
To the Members of
Monticello Raceway Development, LLC
We have audited the accompanying balance sheets of Monticello Raceway Development Company, LLC as of December 31, 2002 and 2001, and the related income statements, changes in member's equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monticello Raceway Development Company, LLC at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with United States generally accepted accounting principles.

Bachrach, Waschitz & Waschitz, LLP

July 18, 2003
Monticello, New York

Monticello Raceway Development Company,
LLC
Balance Sheets
December 31, 2002 and December 31, 2001
(Audited)


		          December 31, 2002        December 31, 2001

ASSETS

Current Assets:
Due From Members          $   200      		 $     200

Total Assets         	  $   200  		       $     200



LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts Payable and
Accrued Expenses          $     -			 $       -

Total Current
Liabilities                     -                        -


Members' Equity               200                      200

Total Liabilities
and Members' Equity       $   200                $     200



See Notes To Financial Statements

Monticello Raceway Development Company, LLC
Income Statements
For the Years Ended December 31, 2002 and 2001
(Audited)


               December 31, 2002        December 31, 2001


Revenues              $    -               $     -

 Costs and Expenses        -                     -

Net Income            $    -               $     -


See Notes To Financial Statements

Monticello Raceway Management Company, LLC
Statements of Changes in Member's Equity
For the Years Ended December 31, 2002 and 2001
(Audited)


          					 Total
     					      Members
        					 Equity

Balance December 31, 2000          $    200

Net Income                                -

Balance December 31, 2001               200

Net Income          			      -

Balance December 31, 2002          $    200


See Notes To Financial Statements

Monticello Raceway Development Company, LLC
Statements of Cash Flows
For the Years Ended December 31, 2002 and 2001
(Audited)


     				December 31, 2002   December 31, 2001

Operating Activities:
Net Income     			 $    -         $    -

Net Cash (Provided) Used by
Operating Activities   			-              -

Investing Activities:

Net Cash (Provided) Used in
Investing Activities  		      -              -

Financing Activities:

Net Cash Provided (Used) by
Financing Activities   			-              -


Net Increase (Decrease) in Cash     -              -
Cash at Beginning of Year     	-              -

Cash at End of Year 		 $    -              -

Supplemental Disclosures:
Interest Paid 			 $    -         $    -


See Notes To Financial Statements

Monticello Raceway Development Company, LLC

Notes to Financial Statements
December 31, 2002 and 2001
1.   Significant Accounting Policies
This summary of significant accounting policies of Monticello Raceway Development Company, LLC (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.
A.   Organization and Business Activity
In October 1995, Monticello Raceway Development Company, LLC (the "Company") a New York limited liability company, was formed to provide exclusive services under a 25-year agreement with Catskill Development, LLC to develop, manage and lease all projects on the 230 acres owned by Catskill Development, LLC. in Monticello, New York.
Catskill Development, LLC continues to pursue a Native American Casino Project at Monticello Raceway. However, to this point it has been unsuccessful. Therefore the company is inactive.

ACCOUNTANTS' REPORT
To the Members of
Monticello Raceway Development Company, LLC.

We have reviewed the accompanying balance sheets of Monticello Raceway Development Company, LLC as of September 30, 2003 and 2002, and the related income statements, changes in members equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of Monticello Raceway Development Company, LLC.
A review consists principally of inquires of Company personnel and analytical procedures applied to financial data. It is substantially less in scope that an audit in accordance with generally accepted auditing standard, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

Bachrach, Waschitz & Waschitz, LLP
October 30, 2003
Monticello, New York

Monticello Raceway Development Company, LLC
Balance Sheets
September 30, 2003 and 2002
(Unaudited)


     			September 30, 2003       September 30, 2002

ASSETS

Current Assets:
Due From Members  	  $    200   	    $    200

Total Assets   		  $    200   	         200



LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts Payable and
Accrued Expenses  	  $      -     	    $      -

Total Current Liabilities        -                   -


Members' Equity                200                 200

Total Liabilities and
Members' Equity           $    200            $    200


See Accompanying Notes And Accountant's Report

Monticello Raceway Development Company, LLC
Income Statements
For the Nine Months Ended September 30, 2003 and 2002
(Unaudited)


		     September 30, 2003       September 30, 2002

Revenues  			$    -  	       $    -

Costs and Expenses   	     -                  -

Net Income     		$    -    	       $    -


See Accompanying Notes And Accountant's Report

Monticello Raceway Management Company, LLC
Statements of Changes in Member's Equity
For Nine Months Ended September 30, 2003 and 2002
(Unaudited)

     					 Total
    					 Members
     					 Equity
Balance December 31, 2001     $    200

Net Income                           -

Balance September 30, 2002    $    200



Balance December 31, 2002     $    200

Net Income                          -

Balance September 30, 2003    $    200


See Accompanying Notes And Accountant's Report

Monticello Raceway Development Company, LLC
Statements of Cash Flows
For Nine Months Ended September 30, 2003 and 2002
(Unaudited)


   			  September 30, 2003       September 30, 2002

Operating Activities:
Net Income     		$    -     			    $     -

Net Cash (Provided)
Used by Operating
Activities   		     -                            -

Investing Activities:

Net Cash (Provided)
Used in Investing
Activities                   -                            -

Financing Activities:

Net Cash Provided
(Used) by Financing
Activities                   -                            -


Net Increase (Decrease)
in Cash                      -                            -
Cash at Beginning of Year    -                            -

Cash at End of Year     $    -                            -

Supplemental Disclosures:
Interest Paid           $    -                      $     -


See Accompanying Notes And Accountant's Report

Monticello Raceway Development Company, LLC

Notes to Financial Statements
September 30, 2003 and 2002

1.   Significant Accounting Policies
This summary of significant accounting policies of Monticello Raceway Development Company, LLC (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.
A.   Organization and Business Activity
In October 1995, Monticello Raceway Development Company, LLC (the "Company") a New York limited liability company, was formed to provide exclusive services under a 25-year agreement with Catskill Development, LLC to develop, manage and lease all projects on the 230 acres owned by Catskill Development, LLC. in Monticello, New York.
Catskill Development, LLC continues to pursue a Native American Casino Project at Monticello Raceway. However, to this point it has been unsuccessful. Therefore the company is inactive.

EXHIBIT 2.1


__________________________________________

AMENDED AND RESTATED

SECURITIES CONTRIBUTION AGREEMENT

__________________________________________


BY AND AMONG

EMPIRE RESORTS, INC.

ALPHA MONTICELLO, INC.
CATSKILL DEVELOPMENT, L.L.C.

AMERICAS TOWER PARTNERS

MONTICELLO REALTY L.L.C.

WATERTONE HOLDINGS, LP

NEW YORK GAMING, LLC

FOX-HOLLOW LANE, LLC

SHAMROCK STRATEGIES, INC.

CLIFFORD A. EHRLICH

BKB, LLC

ROBERT A. BERMAN

PHILIP B. BERMAN

SCOTT A. KANIEWSKI

KANIEWSKI FAMILY LIMITED PARTNERSHIP

KFP TRUST


Dated as of December 12, 2003

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TABLE OF CONTENTS
Page No.
ARTICLE I
THE TRANSACTION
Section 1.1  The Contribution 3
Section 1.2  Consideration    3
Section 1.3  Closing.    3

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CATSKILL AND THE CURRENT
CATSKILL MEMBERS
Section 2.1  Corporate Existence   4
Section 2.2  Authorization; Validity    4
Section 2.3  No Conflict 4
Section 2.4  Consents and Approvals     5
Section 2.5  Capitalization.  5
Section 2.6  Subsidiaries     6

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CATSKILL
Section 3.1  Financial Statements  6
Section 3.2  Absence of Certain Changes and Events     6
Section 3.3  Material Contracts    7
Section 3.4  General.    7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE MRD MEMBERS
Section 4.1  Corporate Existence   9
Section 4.2  Authorization; Validity    9
Section 4.3  No Conflict 9
Section 4.4  Consents and Approvals     9
Section 4.5  Capitalization.  10
Section 4.6  Subsidiaries     10
Section 4.7  Inactive Entity  10
Section 4.8  Material Contracts    10
Section 4.9  General.    10

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EMPIRE
Section 5.1  Corporate Existence   12
Section 5.2  Authorization; Validity    12
Section 5.3  No Conflict 12
Section 5.4  Consents and Approvals     12
Section 5.5  Brokers     13
Section 5.6  SEC Reports; Financial Statements    13

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Section 5.7  Absence of Certain Changes and Events     14
Section 5.8  Capitalization.  15
Section 5.9  Valid Issuance of Exchange Shares    16
Section 5.10  No Undisclosed Liabilities     16
Section 5.11  Bryanston Litigation 16
Section 5.12  Recapitalization Agreement     17
Section 5.13  Taxes 17
Section 5.14  No Investment Company     17
Section 5.15  Complete Disclosure  17

ARTICLE VI
COVENANTS
Section 6.1  Access to Records     18
Section 6.2  Representations and Warranties; Covenants 18
Section 6.3  Conduct of Empire Prior to Closing   18
Section 6.4  Conduct of Transferred Companies Prior to
Closing   20
Section 6.5  Commercially Reasonable Efforts 22
Section 6.6  NY Gaming Distribution     22
Section 6.7  Catskill Redemption   22
Section 6.8  Catskill Assets and Liabilities Contribution
22
Section 6.9  Catskill Subsidiary Interests Distribution
22
Section 6.10  Amendment of Cayuga Letter Agreement     22
Section 6.11  Services Compensation Agreements    22
Section 6.12  Preparation of Litigation Trust     23
Section 6.13  Fairness Opinion Cooperation   23
Section 6.14  Due Authorization of Exchange Shares     23
Section 6.15  Section 351(a)  23
Section 6.16  Officers and Directors    23
Section 6.17  Executive Employment Agreement 24

ARTICLE VII
REGISTRATION STATEMENT, STOCKHOLDER VOTE AND BRYANSTON
REDEMPTION
Section 7.1  Registration Statement.    24
Section 7.2  Exchange Shares Listing    25
Section 7.3  Stockholder Vote 25
Section 7.4  Bryanston Redemption  26
Section 7.5  Affiliate Agreements  26

ARTICLE VIII
CONDITIONS TO CLOSING
Section 8.1  Conditions to the Obligations of Each Party
26
Section 8.2  Conditions to the Obligations of Empire   28
Section 8.3  Conditions to the Obligations of The

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Transferors    29

ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS;
INDEMNIFICATION
Section 9.1  Survival of Representations and Warranties.
30
Section 9.2  Indemnification of Empire. 31
Section 9.3  Indemnification of the Transferors   32
Section 9.4  Indemnification Procedure  32

ARTICLE X
TERMINATION
Section 10.1  Termination     33
Section 10.2  Effect of Termination     33

ARTICLE XI
MISCELLANEOUS
Section 11.1  Notices    34
Section 11.2  Specific Performance 34
Section 11.3  Announcements   35
Section 11.4  Entire Agreement     35
Section 11.5  Binding Effect, Benefits, Assignments    35
Section 11.6  Applicable Law  35
Section 11.7  Jurisdiction    35
Section 11.8  Severability    36
Section 11.9  Headings   36
Section 11.10  Pronouns and Plurals     36
Section 11.11  Counterparts   36
Section 11.12  Representation By Counsel; Interpretation
36
Section 11.13  Third Party Beneficiaries     36


INDEX OF SCHEDULES
Schedule 1.2   Allocation of Exchange Shares
Schedule 2.4   Catskill Consents and Approvals
Schedule 2.5   Catskill Subsidiary Interests
Schedule 2.6   Catskill Subsidiaries
Schedule 3.3   Catskill Material Contracts
Schedule 3.4(a)     Catskill Proprietary Rights
Schedule 3.4(f)     Catskill Litigation and Claims
Schedule 4.4   MRD Consents and Approvals
Schedule 4.5   MRD Capitalization
Schedule 4.8   MRD Material Contracts
Schedule 4.9(a)     MRD Proprietary Rights
Schedule 5.4   Empire Consents and Approvals
Schedule 5.8(c)     Shares of Common Stock to be Registered
Schedule 6.3(f)     Empire Severance or Termination
Commitments
Schedule 11.13 Third Party Beneficiaries

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INDEX OF EXHIBITS
Exhibit A Bryanston Search Report
Exhibit B Form of Affiliate Agreement
Exhibit C Form of Amendment to Bylaws
Exhibit D Form of Amendment to Certificate of Incorporation
Exhibit E Form of Amendment to Lease
Exhibit F Form of Counsel to Sellers Opinion
Exhibit G Form of Olshan Grundman Frome Rosenzweig & Wolosky
LLP Opinion
Exhibit H Form of Guarantee of Lease

INDEX OF DEFINED TERMS
     Page
Affiliate Agreement 26
Affiliates     26
Agreement 1
Alpha Monticello    1
ATP  1
Berkshire 2
Berkshire Loan Documents 2
BKB  1
Breach    31
Bryanston 16
Catskill  1
Catskill Companies  1
Catskill Company Material Contract 7
Catskill Contribution    22
Catskill Distribution    22

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Catskill Financial Statements 6
Catskill Operating Agreement  4
Catskill Redemption 22
Catskill Related Agreements   4
Catskill Subsidiary Interests 5
Cayuga Letter Agreement  22
CE   1
Closing   3
Closing Date   3
Closing Time   3
Code 2
Common Stock   2
Common Stock Redemption  26
Conflict  5
Current Catskill Members 1
DGCL 20
Empire    1
Empire Consent 25
Empire Financial Statements   13
Empire Related Agreements     12
Empire SEC Reports  13
Empire Securities   16
Employment Agreements    24
Exchange Act   13
Exchange Shares     2
Fox-Hollow     1
GAAP 13
Governmental Entity 5
Injured Party  32
Interests 2
KFLP 1
KFP  1
Lease     2
Liabilities    3
Litigation     23
Losses    31
MCM  1
MM   1
Monticello Realty   1
MRD  1
MRD Interests  10
MRD Material Contract    10
MRD Members    1
MRD Related Agreements   9
MRM  1
NASD 24

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NY Gaming 1
NY Gaming Distribution   22
Organizational Documents 4
Original Agreement  2
Other Party    32
PB   1
Plaintiffs     23
Proceeds  23
Proprietary Rights  7
Prospectus     13
RB   1
Recapitalization Agreement    17
Remaining Catskill Members    1
Rule 145  26
S?4 Registration Statement    24
SEC  13
Securities Act 13
Series B Preferred Stock 15
Series E Preferred Stock 15
Services Compensation Agreements   22
Shamrock  1
Shared Facilities Agreements  29
SK   1
Special Committee   23
Subsidiary     6
Surviving Catskill Representations 31
Surviving Empire Representations   30
Surviving MRD Representations 31
Transaction    4
Transferors    2
Transferred Companies    1
Trust     23
U.S. Attorney  16
Watertone 1

AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT
THIS AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of this 12th day of December, 2003 by and among Empire Resorts, Inc., a Delaware corporation (together with its successors and permitted assigns, "Empire"), Alpha Monticello, Inc., a Delaware corporation ("Alpha Monticello"), Catskill Development, L.L.C., a New York limited liability company ("Catskill"), Monticello Realty L.L.C., a Delaware limited liability company ("Monticello Realty"), Americas Tower Partners, a New York general partnership ("ATP"), Watertone Holdings, LP, a Delaware limited partnership ("Watertone"), New York Gaming, LLC, a Georgia limited liability company ("NY Gaming"), Fox-Hollow Lane, LLC, a New York limited liability company ("Fox-Hollow"), Shamrock Strategies, Inc., a Delaware corporation ("Shamrock"), Kaniewski Family Limited Partnership, a Georgia limited partnership ("KFLP"), KFP Trust, an Illinois Trust ("KFP"), BKB, LLC, a New York limited liability company ("BKB"), Clifford A. Ehrlich ("CE"), Robert A. Berman ("RB"), Philip B. Berman ("PB") and Scott A. Kaniewski ("SK").
W I T N E S S E T H:
WHEREAS, Alpha Monticello, a wholly owned subsidiary of Empire, ATP, Monticello Realty, Watertone, NY Gaming, Fox-Hollow, Shamrock and CE (together, the "Current Catskill Members") collectively own all of the issued and outstanding membership units of Catskill;
WHEREAS, Empire and Catskill, directly or indirectly, collectively own all of the issued and outstanding membership units of both Monticello Casino Management, LLC, a New York limited liability company ("MCM"), and Mohawk Management, LLC, a New York limited liability company ("MM"), and Catskill owns all of the issued and outstanding capital stock of Monticello Raceway Management, Inc., a New York corporation ("MRM" and together with MM and MCM, the "Catskill Companies");
WHEREAS, ATP, RB, PB, SK, KFLP and KFP (together, the "MRD Members") collectively own all of the issued and outstanding membership units of Monticello Raceway Development Company, LLC, a New York limited liability company ("MRD");
WHEREAS, the Board of Directors of Empire, the MRD Members and the Current Catskill Members believe it to be in the best interest of their respective companies for the Catskill Companies and MRD (together, the "Transferred Companies") to become wholly owned subsidiaries of Empire;
WHEREAS, prior to the Transferred Companies becoming wholly owned subsidiaries of Empire, however, NY Gaming will transfer all of its membership interest in Catskill to Alpha Monticello and Catskill shall, immediately thereafter, redeem all of Alpha Monticello's membership interest in Catskill for 40% of the issued and outstanding capital stock of MRM, leaving ATP, Monticello Realty, Watertone, Fox-Hollow, Shamrock and CE as Catskill's sole remaining members (together, the "Remaining Catskill Members");
WHEREAS, following the redemption of Alpha Monticello's membership interest in Catskill, Catskill shall distribute all of its equity interests in the Catskill Companies to the Remaining Catskill Members;
WHEREAS, each of the Transferred Companies will become wholly owned subsidiaries of Empire by having the Remaining Catskill Members and the MRD Members (together, the "Transferors"), subject to and in accordance with the terms and conditions set forth herein, contribute all of their membership interests and/or capital stock of the Transferred Companies (the "Interests"), as the case may be, to Empire,

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in exchange for that number of newly issued shares (the
"Exchange Shares") of Empire's common stock, $.01 par value per share (the "Common Stock"), equal to 80.25% of Empire's Common Stock, on a fully-diluted basis, immediately following the Closing Time (as hereinafter defined); WHEREAS, the parties to this Agreement intend for the above described contribution and exchange to qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code");
WHEREAS, on July 3, 2003, Empire, Catskill, ATP and BKB entered into a securities contribution agreement (the "Original Agreement") pursuant to which Catskill and the MRD Members agreed to contribute all of their Interests in the Transferred Companies to Empire in exchange for the Exchange Shares;
WHEREAS, on October 29, 2003, certain of the parties to this Agreement entered into a series of agreements to provide Empire and the Catskill Companies with a $3,500,000 secured term loan, including (i) that certain Agreement of Lease, made as of the 29th day of October, 2003, between Catskill and MRM, with respect to those certain 200 acres of land in Monticello, New York owned by Catskill (the "Lease"), (ii) that certain Loan and Security Agreement, dated October 29, 2003, by and among MRM and The Berkshire Bank ("Berkshire"),
(iii) that certain Term Note, dated October 29, 2003, issued by MRM to Berkshire, (iv) that certain Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of October 29, 2003, by MRM, as mortgagor, to Berkshire, (v) that certain Security Agreement, dated as of October 29, 2003, by and between Catskill and Berkshire Bank, (vi) that certain Surety Agreement, made and executed October 29, 2003, by Empire in favor of Berkshire, (vii), that certain Nondisturbance and Attornment Agreement, made and entered into as of October 29, 2003, by and between ATP, Monticello Realty, MRM, Catskill and Berkshire and (viii) that certain Guaranty Agreement, made and executed October 29, 2003, by RB in favor of Berkshire (items (i) through (viii) above, and all related documents, are hereinafter collectively referred to as the "Berkshire Loan Documents"); and WHEREAS, the parties now desire to amend and restate the Original Agreement in order to, among other things, (i) provide for the Interests to be contributed to Empire by the Transferors rather than by Catskill and the MRD Members,
(ii) provide for the Exchange Shares to be issued by Empire directly to the Transferors rather than to Catskill and the MRD Members, (iii) reflect the fact that since the date of the Original Agreement, BKB has transferred all of its Interests in MRD to RB, PB, SK, KFP and KFLP, (iv) reflect that Empire will amend its Series E Preferred Stock certificate of designations to provide the holders of its Series E Preferred Stock with certain voting rights in order to make such shares of Series E Preferred Stock more marketable, (v) reflect the transactions provided for in the Berkshire Loan Documents, (vi) eliminate the redemption by Empire of its outstanding Series E Preferred Stock as a condition to Closing, (vii) eliminate Empire's obligation to provide the U.S. Attorney (as hereinafter defined) with prior written notice of the Common Stock Redemption (as hereinafter defined) as a condition to Closing, (viii) eliminate the requirement that RB and SK enter into a voting agreement as a condition to Closing, and (ix) eliminate the requirement that a shareholder rights agreement be duly adopted by Empire as a condition to Closing.
NOW, THEREFORE, in consideration of the respective representations, warranties, agreements and covenants contained herein, and for such other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
THE TRANSACTION
Section 1.1 The Contribution. On the Closing Date (as hereinafter defined), and at the Closing Time (as hereinafter defined), subject in all instances to each of the terms, conditions, provisions, and limitations contained in this Agreement, (i) the Transferors shall contribute, transfer, convey, and assign to Empire, free and clear of any and all liens and charges, and Empire shall acquire from the Transferors, their Interests, comprising, as to each such Transferor, its entire ownership interest in the Transferred Companies and (ii) Empire shall assume all liabilities of Catskill and the Transferred Companies (the "Liabilities") other than any mortgage currently encumbering those certain 200 acres of land and improvements thereon, located in Monticello, New York and currently owned by Catskill, in exchange for the Exchange Shares, so that thereafter Empire shall become the sole holder of the Interests.
Section 1.2 Consideration. As consideration for contributing its Interests to Empire as provided in Section
1.1 above, each Transferor shall be entitled to receive that number of Exchange Shares set forth opposite its name on
Schedule 1.2 attached hereto and made a part hereof.
Section 1.3    Closing.
(a) The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at 505 Park Avenue, 16th Floor, New York, New York 10022, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VIII hereof (or such other date and place as the parties may mutually agree). The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date" and the time at which the Closing occurs is hereinafter referred to as the "Closing Time." All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.
(b) On the Closing Date, and at the Closing Time, Empire shall deliver to each Transferor a certificate (or certificates), registered in the name of such Transferor or its nominee, representing that number of Exchange Shares to be received by it pursuant to Schedule 1.2, and each Transferor shall deliver to Empire one or more limited liability company interest certificates and/or stock certificates, as the case may be, or such other evidence of ownership that is reasonably satisfactory to Empire and its counsel, representing all of such Transferor's Interests, accompanied by a duly executed transfer instrument in form and substance mutually satisfactory to the parties (this exchange, together with all other related transactions provided for in this Agreement are collectively referred to herein as the "Transaction"). For the avoidance of doubt, to the extent that any Transferor's ownership interest in a Transferred Company is not certificated on the Closing Date, this Section 1.3(b) does not create an obligation on the part of such Transferor to certificate such ownership interest.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CATSKILL AND THE CURRENT
CATSKILL MEMBERS
Each of Catskill and the Current Catskill Members, recognizing that Empire is relying on the contents of this
Article II as a material inducement to its execution, delivery and performance of this Agreement, hereby represents and warrants to its knowledge and without independent investigation, except for the representations and warranties in Sections 2.5(b) through (f) which shall not be subject to such qualification as to knowledge, and severally and not jointly on an individual basis on its own behalf and not on behalf of Catskill or any other Current Catskill Member, as the case may be, to Empire as follows:
Section 2.1 Corporate Existence. Each of the Catskill Companies is a corporation, limited liability company, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the State of New York, possessing the requisite power and authority to own, operate and lease its properties and assets, and to carry on its business as now and as currently proposed to be conducted. True and accurate copies of the bylaws, certificate of incorporation, or such other constitutive documents (together, the "Organizational Documents") of the Catskill Companies, each as amended and in effect on and as of the Closing, have been delivered to Empire.
Section 2.2 Authorization; Validity. Each of Catskill and the Current Catskill Members has all requisite power and authority to enter into this Agreement and all other documents and instruments required to be executed by it in connection with the Transaction (together, the "Catskill Related Agreements"). The execution and delivery of this Agreement and the Catskill Related Agreements and the consummation of the Transaction have been duly authorized by all necessary action, corporate, partnership, limited liability company or otherwise and no further action is required on the part of Catskill or the Current Catskill Members to authorize the execution and delivery of this Agreement, the Catskill Related Agreements applicable to it and that portion of the Transaction applicable to it. This Agreement and the Catskill Related Agreements have been duly executed and delivered by Catskill and the Current Catskill Members, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute a valid and binding obligation of Catskill and the Current Catskill Members, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.
Section 2.3 No Conflict. Except as may otherwise be provided in the Berkshire Loan Documents and the provisions of the First Amended and Restated Operating Agreement of Catskill, dated January 1, 1999 (the "Catskill Operating Agreement") relating to the Senior Obligation and Priority Returns (as such terms are defined in the Catskill Operating Agreement), the execution and delivery of this Agreement and any Catskill Related Agreement by Catskill or any Current

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Catskill Member does not, and the consummation of the
Transaction will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (a) any provision of Catskill's, the Catskill Companies' or any Current Catskill Member's Organizational Documents, (b) any mortgage, indenture, lease, contract or other agreement or instrument or permit, concession, franchise or license to which Catskill, the Catskill Companies or any Current Catskill Member are subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Catskill, the Catskill Companies or any Current Catskill Member, or their respective properties or assets.
Section 2.4 Consents and Approvals. Except as set forth on Schedule 2.4 attached hereto and made a part hereof, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (a "Governmental Entity") or other third party, including a party to any agreement with Catskill, the Catskill Companies or any Current Catskill Member (so as not to trigger a Conflict), is required by or with respect to Catskill, the Catskill Companies or any Current Catskill Member in connection with the execution and delivery of this Agreement and the Catskill Related Agreements or for consummation of the Transaction, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.
Section 2.5    Capitalization.
(a) The equity interests of the Catskill Companies listed on Schedule 2.5 attached hereto and made a part hereof are held by Catskill (collectively referred to herein as the "Catskill Subsidiary Interests"). The Catskill Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive right, whether created by statute, the Catskill Companies' Organizational Documents or any agreement to which either Catskill, the Catskill Companies or any Current Catskill Member is a party or by which Catskill, the Catskill Companies or any Current Catskill Member is bound, and such Catskill Subsidiary Interests have been issued in compliance with all federal and state securities laws. There are no declared or unpaid accrued dividends with respect to any of the Catskill Subsidiary Interests.
(b) Catskill holds no other equity securities, or securities convertible into, exchangeable for, exercisable for or in any other way evidencing the right to receive equity securities of any of the Catskill Companies, authorized, issued or outstanding other than the Catskill Subsidiary Interests.
(c) Catskill owns the Catskill Subsidiary Interests set forth opposite its name on Schedule 2.5 (which Catskill Subsidiary Interests are to, first, be transferred by Catskill to the Remaining Catskill Members, and, second, by the Remaining Catskill Members to Empire at the Closing, except to the extent of that certain number of shares of MRM capital stock, no par value per share, to be transferred to Empire in accordance with the terms of the Catskill Redemption (as hereinafter defined)) free and clear of any and all liens, claims, encumbrances, and rights of others.
(d) Catskill is authorized and entitled to sell, transfer and convey to the Remaining Catskill Members free and clear title to the Catskill Subsidiary Interests, without any further approval or authorization being required, other than approval by the Remaining Catskill Members and a waiver by the holders of the Senior Obligation and Priority Returns

(as such terms are defined in the Catskill Operating
Agreement).
(e) Upon receipt of the Catskill Subsidiary Interests as described in the preceding paragraph, each Remaining Catskill Member, solely with respect to itself, will be authorized and entitled to sell, transfer and convey to Empire free and clear title to its Catskill Subsidiary Interests, without any further approval or authorization being required.
(f) At the Closing Time, the Catskill Subsidiary Interests being contributed by each Remaining Catskill Member to Empire will constitute all of the Catskill Subsidiary Interests received by such Remaining Catskill Member pursuant to the Catskill Distribution (as hereinafter defined).
Section 2.6 Subsidiaries. Except for the Catskill Companies and as provided on Schedule 2.6 attached hereto and made a part hereof, Catskill has no Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CATSKILL
In addition to those representations and warranties made by Catskill in Article II, Catskill, recognizing that Empire is relying on the contents of this Article III as a material inducement to its execution, delivery and performance of this Agreement, hereby also represents and warrants to its knowledge and without independent investigation to Empire as follows:
Section 3.1 Financial Statements. Catskill has delivered to Empire true and complete copies of the balance sheet and income statement for the Catskill Companies for the year ended December 31, 2002 and for the nine month period ended September 30, 2003 (collectively, the "Catskill Financial Statements"). The Catskill Financial Statements (a) are true, correct and complete, (b) are in accordance with the books and records of the Catskill Companies and (c) fairly, completely and accurately present the financial position of the Catskill Companies at the dates specified and the results of their operations for the periods covered.
Section 3.2    Absence of Certain Changes and Events.
Except as expressly contemplated by this Agreement or the Berkshire Loan Documents, since September 30, 2003 the Catskill Companies have conducted their businesses only in the ordinary course, and there has not been:
(a) any event, occurrence or development of a state of circumstances or facts that could reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of the Catskill Companies;
(b) any incurrence, assumption or guarantee by the Catskill Companies of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

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(c)  any (i) grant of any material severance or termination pay to any director, officer or employee of the Catskill Companies, (ii) entering into of any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, manager, officer or other employee of the Catskill Companies, or (iii) other than in the ordinary course of business and consistent with past practices, material increase in compensation, bonus or other benefits payable to directors, managers, officers or other employees of the Catskill Companies; or
(d) any agreement or commitment obligating the Catskill Companies to do any of the things described in clauses (a) through (c).
Section 3.3    Material Contracts.  Except as set forth on
Schedule 3.3 attached hereto and made a part hereof, none of the Catskill Companies is a party to or bound by any contract which has a term in excess of one year and will result in payments in excess of $100,000 over any 12 month period other than (a) contracts entered into in the ordinary course of business and (b) contracts cancelable upon not more than 30 days' notice (each such contract a "Catskill Company Material Contract").
Section 3.4    General.
(a) Except as set forth on Schedule 3.4(a), each Catskill Company possesses full ownership of, or adequate licenses or other rights to use all trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created, registered in the name of, or owned by it or used by it in connection with its business ("Proprietary Rights").
(b) Except as described in the Catskill Financial Statements or as provided for in the Berkshire Loan Documents, no Catskill Company has any material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business.
(c) No Catskill Company is in material violation of any provision of its Organizational Documents, each as amended and in effect on and as of the Closing, or in any material respect of any provision of any agreement, instrument or contract to which it is a party or by which it is bound.
(d) No Catskill Company is in breach of or in default under any Catskill Company Material Contract, and no other party to any such Catskill Company Material Contract is in breach of or in default thereunder (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation), except such defaults which, singly or in the aggregate, could not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of such Catskill Company.
(e) Each Catskill Company is in substantial compliance with, and has not received notice of any material violation of, any law or regulation applicable to its operations, including, without limitation, the use of any premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of its business, and each Catskill Company has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted except where the failure to be in such compliance, or the failure to possess such permits, licenses, zoning rights and other governmental authorizations would not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of such Catskill Company.
(f) Except as set forth on Schedule 3.4(f) attached hereto and made a part hereof, there is no action, suit, claim or proceeding of any nature pending, or threatened, against the Catskill Companies, nor is there any reasonable basis therefor.
(g) Each Catskill Company has (i) filed all tax returns and reports as required by law (all of which are true and correct in all material respects), (ii) paid all material taxes and other assessments due, except those being contested by it in good faith, (iii) made adequate provisions on its books of account for all material taxes, assessments and governmental charges with respect to its business, properties and operations for each relevant period and (iv) withheld or collected from each payment made to its employees, the amount of all material taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositaries.
(h) No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction.
(i) Except as may otherwise be provided in the Berkshire Loan Documents, each Catskill Company has good, marketable, and insurable title, or valid, effective, and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by it or used by it in the conduct of its business, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singly and in the aggregate are not substantial in amount and do not materially impair the use thereof.
(j) The business of each Catskill Company is not being conducted in violation of any applicable order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity, except such violations which, singly or in the aggregate, could not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of such Catskill Company.
(k) There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or threatened, between the Catskill Companies and their respective employees except such activities or controversies which, singly or in the aggregate, would not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of such Catskill Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE MRD MEMBERS
Each of the MRD Members, recognizing that Empire is relying on the contents of this Article IV as a material inducement to its execution, delivery and performance of this Agreement, hereby represents and warrants to its knowledge, without independent investigation and severally and not jointly on an individual basis on its own behalf and not on behalf of any other MRD Member, except for the representations and warranties in Sections 4.5(b) through
(d) which shall not be subject to such qualification as to knowledge, to Empire as follows:
Section 4.1 Corporate Existence. MRD is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York, possessing the requisite limited liability company power and authority to own, operate and lease its properties and assets, and to carry on its business as now and as currently proposed to be conducted. True and accurate copies of MRD's Organizational Documents, each as amended an in effect on and as of the Closing, have been delivered to Empire.
Section 4.2 Authorization; Validity. Each MRD Member has all requisite power and authority to enter into this Agreement and all other documents and instruments required to be executed by it in connection with the Transaction (collectively, the "MRD Related Agreements"). The execution and delivery of this Agreement and the MRD Related Agreements and the consummation of the Transaction have been duly authorized by all necessary action, corporate, partnership, limited liability company or otherwise, and no further action is required on the part of the MRD Members to authorize this Agreement, the MRD Related Agreements applicable to it and that portion of the Transaction applicable to it. This Agreement and the MRD Related Agreements have been duly executed and delivered by the MRD Members, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute a valid and binding obligation of the MRD Members, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.
Section 4.3 No Conflict. Except as may otherwise be provided in the Berkshire Loan Documents, the execution and delivery of this Agreement and any MRD Related Agreement by MRD or any MRD Member does not, and, the consummation of the Transaction will not result in a Conflict with (a) any provision of MRD's or any MRD Member's Organizational Documents, (b) any mortgage, indenture, lease, contract or other agreement or instrument or permit, concession, franchise or license to which MRD or any MRD Member is subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MRD or any MRD Member.
Section 4.4 Consents and Approvals. Except as set forth on Schedule 4.4 attached hereto and made a part hereof, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party, including a party to any agreement with MRD or any MRD Member (so as not to trigger a Conflict), is required by or with respect to MRD or any MRD Member in connection with the execution and delivery of this Agreement and the MRD Related Agreements or for consummation of the Transaction, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.
Section 4.5    Capitalization.
(a) The authorized equity securities of MRD consist of membership units (referred to herein as the "MRD Interests"), all of which are held by the MRD Members in the percentages as provided on Schedule 4.5 attached hereto and made a part hereof. The MRD Interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive right, whether created by statute, MRD's Organizational Documents or any agreement to which either MRD or any MRD Member is a party or by which MRD or any MRD Member is bound, and such MRD Interests have been issued in compliance with all federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any of the MRD Interests.
(b) MRD has no other equity securities, or securities convertible into, exercisable for or in any other way evidencing the right to receive equity securities of MRD, authorized, issued or outstanding other than the MRD Interests held by the MRD Members.
(c) Each MRD Member owns the MRD Interests set forth opposite its name on Schedule 4.5 (which MRD Interests are to be transferred to Empire at the Closing) free and clear of any and all liens, claims, encumbrances, and rights of others.
(d) Each MRD Member is authorized and entitled to sell, transfer and convey to Empire free and clear title to its MRD Interests, without any further approval or authorization being required.
Section 4.6 Subsidiaries. MRD does not own or control, directly or indirectly, any equity interest in any other corporation, partnership, limited liability company, association or other business entity.
Section 4.7    Inactive Entity.  MRD has no (a) employees,
(b) material operations or (c) assets, other than the contractual right to develop 229 acres of land in Monticello, New York.
Section 4.8    Material Contracts.  Except as set forth on
Schedule 4.8 attached hereto and made a part hereof, MRD is not a party to or bound by any contract which has a term in excess of one year and will result in payments in excess of $100,000 over any 12 month period other than (a) contracts entered into in the ordinary course of business and (b) contracts cancelable upon not more than 30 days' notice (each such contract, a "MRD Material Contract").
Section 4.9    General.
(a) Except as set forth on Schedule 4.9(a), MRD possesses full ownership of, or adequate licenses or other rights to use (without payment) all of its Proprietary Rights.
(b) MRD has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business.
(c) MRD is not in material violation of any provision of its Organizational Documents, each as amended and in effect on and as of the Closing, or in any material respect of any provision of any agreement, instrument or contract to which it is a party or by which it is bound.
(d) MRD is not in breach of or in default under any MRD Material Contract, and no other party to any such MRD Material Contract is in breach of or in default thereunder

(and no event has occurred which with notice or the lapse of time or both would constitute a default or violation), except such defaults which, singly or in the aggregate, could not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of MRD.
(e) MRD is in substantial compliance with, and has not received notice of any material violation of, any law or regulation applicable to its operations, including, without limitation, the use of any premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of its business and MRD has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted except where the failure to be in such compliance, or the failure to possess such permits, licenses, zoning rights and other governmental authorizations would not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of MRD.
(f) There is no action, suit, claim or proceeding of any nature pending, or threatened, against MRD, nor is there any reasonable basis therefor.
(g) MRD has (i) filed all tax returns and reports as required by law (all of which are true and correct in all material respects), (ii) paid all material taxes and other assessments due, except those being contested by it in good faith, (iii) made adequate provisions on its books of account for all material taxes, assessments and governmental charges with respect to its business, properties and operations for each relevant period and (iv) withheld or collected from each payment made to its employees, the amount of all material taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositaries.
(h) No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction.
(i) The business of MRD is not being conducted in violation of any applicable order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity, except such violations which, singly or in the aggregate, could not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of MRD.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EMPIRE
Empire, recognizing that the Transferors are relying on the contents of this Article V as a material inducement to their execution, delivery and performance of this Agreement, hereby represents and warrants to the Transferors as follows:
Section 5.1 Corporate Existence. Empire is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, possessing the requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now and as currently proposed to be conducted. Empire is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law. True and accurate copies of Empire's Organizational Documents, each as amended an in effect on and as of the Closing, have been delivered to the Transferors.
Section 5.2 Authorization; Validity. Empire has all requisite power and authority to enter into this Agreement and all other documents and instruments required to be executed by it in connection with the Transaction (collectively, the "Empire Related Agreements"). The execution and delivery of this Agreement and the Empire Related Agreements, the consummation of the Transaction and the issuance of the Exchange Shares in accordance with the Transaction have been duly authorized by all necessary action, corporate or otherwise, and no further action is required on the part of Empire to authorize the Agreement, the Empire Related Agreements, the Transaction and the issuance of the Exchange Shares in accordance with the Transaction, subject only to the approval and adoption of this Agreement and the Transaction by Empire's stockholders. This Agreement and the Empire Related Agreements have been duly authorized and validly executed and delivered by Empire, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute a valid and binding obligation of Empire, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.
Section 5.3 No Conflict. Except as may otherwise be provided in the Berkshire Loan Documents, the execution and delivery of this Agreement and the Empire Related Agreements do not, and, the performance thereof by Empire and the consummation of the Transaction, will not result in a Conflict with (a) any provision of Empire's Organizational Documents, (b) any mortgage, indenture, lease, contract or other agreement or instrument or permit, concession, franchise or license to which Empire, its properties or its assets (including intangible assets) are subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Empire, its properties or its assets.
Section 5.4 Consents and Approvals. Except as set forth on Schedule 5.4 attached hereto and made a part hereof, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party, including a party to any agreement with Empire (so as not to trigger a Conflict), is required by or with respect to Empire in connection with the execution and delivery of this Agreement and the Empire Related Agreements or for the performance hereof and thereof and for the consummation of the Transaction, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.
Section 5.5 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreement, written or oral, made by or on behalf of Empire.
Section 5.6 SEC Reports; Financial Statements. Empire has timely filed all required reports, registration statements, proxy statements, forms and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 2002 (as such documents have since the time of their filing been amended or supplemented, the "Empire SEC Reports"). As of their respective dates, each of the Empire SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, each as in effect on the dates such Empire SEC Reports were filed. None of the Empire SEC Reports contained, when filed or at the time when they became effective, as the case may be, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Empire and its Subsidiaries included in the Empire SEC Reports (the "Empire Financial Statements") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-QSB of the SEC), the consolidated financial position of Empire and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). The S-4 Registration Statement (as hereinafter defined) and the prospectus used in connection with the S-4 Registration Statement, and each amendment or supplement thereto (the "Prospectus"), as of the effective date of the S-4 Registration Statement and as of the dates of the effectiveness of any amendments thereto, and as of the filing date of the S-4 Registration Statement and each Prospectus and as of the filing dates of any amendments or supplements thereto, and as of the filing dates of any documents incorporated by reference therein, and as of the date a proxy or information statement of Empire containing the Prospectus included in the S-4 Registration Statement (or any amendment thereof or supplement thereto) is first mailed by Empire to its stockholders, and as of the date of the Empire Consent (as hereinafter defined) and as of the Closing Date, (i) will comply in all material respects with the requirements of the Securities Act, or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and other applicable laws, (ii) with respect to the S-4 Registration Statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence shall not be deemed to be breached as a result of any information in the S-4 Registration Statement or Prospectus furnished to Empire by Catskill or the Transferors in writing expressly for use therein. The consolidated financial statements of Empire and its Subsidiaries to be included in the S-4 Registration Statement and the Prospectus (including any financial statements filed as a part thereof or incorporated by reference therein) will comply as to form in all material respects with applicable accounting requirements of the SEC and with the published rules and regulations of the SEC with respect thereto and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). Any reference in this Section 5.6 to the S-4 Registration Statement or the Prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any amendment to the S-4 Registration Statement or any supplement to a Prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.
Section 5.7    Absence of Certain Changes and Events.
Except as expressly contemplated by this Agreement or the Berkshire Loan Documents, since September 30, 2003 Empire and each of its Subsidiaries have conducted their businesses only in the ordinary course, and there has not been:
(a) any event, occurrence or development of a state of circumstances or facts that could reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of Empire or any of its Subsidiaries;
(b) any declaration, payment or setting aside for payment of any dividends or other distribution (whether in cash, stock or other property) in respect of any capital stock of, or other membership or ownership interest in, or other equity securities, of Empire or any of its Subsidiaries;
(c) any redemption, repurchase or other acquisition, for any consideration, of any outstanding shares of capital stock of, or other membership or ownership interests in, or other equity securities, of Empire or any of its Subsidiaries, or any securities which are convertible into or exchangeable or exercisable therefor;
(d) any incurrence, assumption or guarantee by Empire or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;
(e) any change in any method of accounting or accounting practice by Empire or any of its Subsidiaries, except such changes that are required by reason of a concurrent change in GAAP;
(f) any (i) grant of any material severance or termination pay to any director, officer or employee of Empire or any of its Subsidiaries, (ii) entering into of any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, manager, officer or other employee of Empire or any of its Subsidiaries or (iii) other than in the ordinary course of business and consistent with past practices, material increase in compensation, bonus or other benefits payable to directors, managers, officers or other employees of Empire or any of its Subsidiaries; or
(g) any agreement or commitment obligating Empire or any of its Subsidiaries to do any of the things described in clauses (a) through (f).
Section 5.8    Capitalization.
(a) As of the date hereof, the authorized capital stock of Empire consists solely of:
(i) 75,000,000 shares of Common Stock, of which 6,024,151 are issued and outstanding;

(ii) 821,496 shares of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), of which 44,258 are issued and outstanding;
(iii) 137,889 shares of Series C Preferred Stock, $.01 par value per share, none of which are issued and outstanding;
(iv) 4,000 shares of Series D Preferred Stock, $.01 par value per share, none of which are issued and outstanding;
(v) 1,730,697 shares of Series E Preferred Stock, $.01 par value per share (the "Series E Preferred Stock"), all of which are issued and outstanding;
(vi) 2,305,918 shares of undesignated Preferred Stock, $.01 par value per share, none of which are issued and outstanding; and
(vii) no shares of Common Stock are held as treasury shares.
(b) As of the date hereof, there are outstanding stock options to purchase an aggregate of 852,528 shares of Empire Common Stock, all of which are currently exercisable. As of the date hereof, (i) 852,528 shares of Common Stock were reserved for issuance upon exercise of outstanding options to acquire Common Stock, and (ii) 35,407 shares of Common Stock were reserved for issuance pursuant to warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Common Stock.
(c) All of the outstanding shares of capital stock of Empire have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this
Section 5.8, as of the date hereof there are no outstanding
(i) shares of capital stock or other voting securities of Empire, (ii) securities of Empire convertible into or exchangeable for shares of capital stock or voting securities of Empire (other than the shares of Series B Preferred Stock, which are convertible into shares of Empire Common Stock) or (iii) options or other rights to acquire from Empire, and no obligation of Empire to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Empire (other than the shares of Series B Preferred Stock, which are convertible into shares of Empire Common Stock). Except as set forth on Schedule 5.8(c) attached hereto and made a part hereof or as disclosed in the Empire SEC Reports, there is no commitment by Empire to register with the SEC any shares of its capital stock. The securities described in Sections 5.8(a) and (b) above are collectively referred to herein as the "Empire Securities". Except pursuant to the terms of the Empire Securities and this Agreement, there are no outstanding obligations of Empire to repurchase, redeem or otherwise acquire any Empire Securities.
Section 5.9 Valid Issuance of Exchange Shares. The Exchange Shares have been duly authorized and validly reserved for issuance, and, when issued and delivered by Empire in accordance with the provisions of this Agreement, will (a) be duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights, and free and clear of all liens, claims, encumbrances, adverse interests of any kind and free of any restriction on transfer, other than restrictions on transfer under applicable federal and state securities laws, and (b) represent (i) 80.25% of Empire's issued and outstanding Common Stock, determined as of the Closing Date, on a fully diluted basis (full dilution for purposes of this Section shall include all shares of Common Stock, including shares of Common Stock held as treasury shares, shares of Common Stock reserved for issuance upon exercise of outstanding options to acquire Common Stock (whether vested or unvested) and shares of Common Stock reserved for issuance pursuant to warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Common Stock) and (ii) at least 80% of the voting rights in Empire. The Exchange Shares will be issued in compliance with all applicable federal and state securities laws. Upon issuance and delivery of the Exchange Shares by Empire in accordance with the provisions of this Agreement and consummation of the Common Stock Redemption (as hereinafter defined), the authorized, issued and outstanding capital stock of Empire will consist solely of (i) shares of Common Stock, (ii) 44,258 shares of Series B Preferred Stock and (iii) 1,730,697 shares of Series E Preferred Stock.
Section 5.10 No Undisclosed Liabilities. To the best of Empire's knowledge and belief, without independent investigation, except as set forth in and properly reserved against on the Empire Financial Statements and except as provided in the Berkshire Loan Documents, neither Empire nor any of its Subsidiaries has any material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business. None of the debts, liabilities or obligations described in the preceding sentence has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, prospects or financial condition of Empire or any of its Subsidiaries. Except as may be provided in the Berkshire Loan Documents, neither Empire nor any of its Subsidiaries has any material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, unrelated to its respective business and operations as currently conducted.
Section 5.11 Bryanston Litigation. Except as provided on that certain judgment, suit and lien report prepared by the Corporation Research Company and attached hereto as Exhibit A, to the best of Empire's knowledge and belief, without independent investigation, there is no outstanding civil judgment, order, decree, stipulation or injunction against Stanley Tollman, Beatrice Tollman, Monty Hundley or the Bryanston Group, Inc., a Georgia corporation ("Bryanston"), in favor of the United States Attorney for the Southern District of New York (the "U.S. Attorney"), nor is any such civil action, suit or proceeding pending.
Section 5.12 Recapitalization Agreement. That certain Recapitalization Agreement, dated December 10, 2002, by and between Empire, Alpha Monticello, Bryanston, Stanley Tollman, Beatrice Tollman and Monty Hundley (the "Recapitalization Agreement"), was duly authorized validly executed and delivered by Empire and Alpha Monticello, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the parties thereto, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.
Section 5.13 Taxes. To the best of Empire's knowledge and belief, Empire has (a) filed all tax returns and reports as required by law (all of which are true and correct in all material respects), (b) paid all taxes and other assessments due, except those being contested by it in good faith, (c) made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for each relevant period and (d) withheld or collected from each payment made to its employees, the amount of all taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositaries. None of Empire, any Subsidiary of Empire or to the knowledge of Empire, any Affiliate (as hereinafter defined) of Empire has taken or agreed to take any action that would prevent the Transaction from qualifying as a contribution and exchange within the meaning of Section 351(a) of the Code. Empire is not aware of any agreement, plan or other circumstance that would prevent the Transaction from qualifying as a contribution and exchange within the meaning of Section 351(a) of the Code.
Section 5.14 No Investment Company. Empire is not, and after giving effect to the Transaction, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.
Section 5.15 Complete Disclosure. No representation or warranty made by Empire in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to the Transferors, by or on behalf of Empire, pursuant to this Agreement, the Empire Related Agreements or in connection with the Transaction, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. Moreover, Empire has provided the Transferors with all information reasonably available to it that the Transferors have requested for deciding whether to invest in the Exchange Shares and all information which Empire believes is reasonably necessary to enable the Transferors to make such a decision. Empire has conducted its own independent investigation of the Transferred Companies, has been provided the opportunity to obtain information concerning the Transferred Companies and has had the opportunity to ask questions of, and receive answers from, the management of the Transferred Companies pertaining to the Transferred Companies. Empire is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Transaction. Empire understands and is able to bear any economic risks associated with the Transaction.
ARTICLE VI
COVENANTS
The parties covenant as follows:
Section 6.1 Access to Records. Between the date of this Agreement and the Closing Time, Empire shall and the Transferors shall cause the Transferred Companies to (a) afford each other and each other's representatives full and free access to each other's personnel, properties, contracts, books and records, and other documents and data,
(b) furnish each other with copies of all such contracts, books and records, and other existing documents and data as may be reasonably requested, and (c) furnish each other with such additional financial, operating, and other data and information as may be reasonably requested.
Section 6.2 Representations and Warranties; Covenants. Each of the parties hereto shall give prompt written notice to the other parties of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which has caused or will likely cause any of its representations or warranties hereunder to be materially untrue and (b) any failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect any party's right to rely on the representations and warranties herein or any of the remedies available to it.
Section 6.3 Conduct of Empire Prior to Closing. Except as expressly contemplated by this Agreement and the Berkshire Loan Documents, Empire covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, unless the Transferors shall otherwise agree in writing, Empire shall conduct its business only in, and Empire shall not take any action except, in the ordinary course of business and in a manner consistent with past practice; and Empire shall use all reasonable efforts to preserve substantially intact the business organization of Empire, to keep available the services of the present officers, employees and consultants of Empire and to preserve the present relationships of Empire with customers, suppliers and other persons with which Empire has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement and the Berkshire Loan Documents, Empire shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, directly or indirectly do, or agree to do, any of the following without the prior written consent of each Transferor:
(a) other than to amend the Series E Preferred Stock certificate of designations, providing each holder of Series E Preferred Stock with the right to one vote for every four shares of Series E Preferred Stock held of record on all matters submitted to Empire's stockholders for a vote, amend or otherwise change its Organizational Documents;
(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Empire (except for (i) the issuance of shares of Empire Common Stock issuable pursuant to stock options which are outstanding on the date hereof and (ii) grants of stock options under Empire's existing stock option plans for the purchase of a maximum of 200,000 shares of Empire's Common Stock);
(c) directly or indirectly sell, pledge, dispose of or encumber any assets of Empire (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $75,000 in the aggregate);
(d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine, reclassify, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Empire's Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Empire's Common Stock, or provide that upon the exercise or conversion of any such option, warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

(e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances;
(iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000 for Empire; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.3(e);
(f) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed on Schedule 6.3(f) attached hereto and made a part hereof, increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of Empire who are not officers of Empire in the ordinary course of business in accordance with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Empire, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;
(g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in Empire's Financial Statements or incurred in the ordinary course of business and consistent with past practice;
(h) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, or other reorganization;
(i) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;
(j) make any material tax election or settle or compromise any material liability for taxes;
(k) take any action to exempt Empire from or make Empire not subject to (i) the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or
(l) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.3 (a) through (k) above, or any action which would make any of the representations or warranties of Empire contained in this Agreement untrue or incorrect in any material respect or prevent Empire from performing or cause Empire not to perform its covenants hereunder.

Section 6.4 Conduct of Transferred Companies Prior to Closing. Except as expressly contemplated by this Agreement and the Berkshire Loan Documents, Catskill and the Transferors covenant and agree that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, unless Empire shall otherwise agree in writing, they shall cause the Transferred Companies to conduct their businesses only in, and Catskill and the Transferors shall cause the Transferred Companies not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Catskill and the Transferors shall use all reasonable efforts to preserve substantially intact the business organization of the Transferred Companies, to keep available the services of the present officers, employees and consultants of the Transferred Companies and to preserve the present relationships of the Transferred Companies with customers, suppliers and other persons with which the Transferred Companies have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement and the Berkshire Loan Documents, Catskill and the Transferors shall cause the Transferred Companies not to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, directly or indirectly do, or agree to do, any of the following without the prior written consent of Empire:
(a)  amend or otherwise change their Organizational
Documents;
(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Transferred Companies;
(c) directly or indirectly sell, pledge, dispose of or encumber any assets of the Transferred Companies (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $50,000 in the aggregate);
(d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of their capital stock, (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of their capital stock, or
(iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of their securities, including, without limitation, the Interests or (to the extent issued) any option, warrant or right, directly or indirectly, to acquire Interests, or provide that upon the exercise or conversion of any such option, warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

(e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances;
(iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.4(e);
(f) increase the compensation payable or to become payable to their officers or employees, except for increases in salary or wages of employees of the Transferred Companies who are not officers of the Transferred Companies in the ordinary course of business in accordance with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Transferred Companies, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;
(g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or properly reserved against in the financial statements of the Transferred Companies or incurred by them in the ordinary course of business and consistent with past practice;
(h) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, or other reorganization;
(i) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;
(j) make any material tax election or settle or compromise any material liability for taxes; or
(k) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.4(a) through (j) above, or any action which would make any of the representations or warranties of Catskill or the Transferors contained in this Agreement untrue or incorrect in any material respect or prevent the Transferors from performing or cause the Transferors not to perform their covenants hereunder.
Section 6.5 Commercially Reasonable Efforts. Each of the parties hereto shall use its commercially reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable to consummate the Transaction, including, without limitation,
(a) obtaining all necessary consents, approvals and authorizations, (b) making all necessary filings and (c) delivering all required notices.
Section 6.6 NY Gaming Distribution. Prior to the Closing, NY Gaming shall distribute all of its membership interest in Catskill to Alpha Monticello (the "NY Gaming Distribution").
Section 6.7 Catskill Redemption. Subsequent to the NY Gaming Distribution, but prior to the Closing, Catskill shall redeem all of Alpha Monticello's membership interest in Catskill in exchange for 40% of the issued and outstanding capital stock of MRM, on terms and conditions mutually satisfactory to Catskill and Empire (the "Catskill Redemption").
Section 6.8 Catskill Assets and Liabilities Contribution. Subsequent to the Catskill Redemption, but prior to the Closing, Catskill shall contribute all of its assets and liabilities, except for Catskill's interest in 229 acres of land in Monticello, New York and its claims related to the Litigation (as hereinafter defined) to MCM (the "Catskill Contribution").
Section 6.9 Catskill Subsidiary Interests Distribution. Subsequent to the Catskill Contribution, but prior to the Closing, Catskill shall distribute all of its Catskill Subsidiary Interests to the Remaining Catskill Members, on terms and conditions mutually satisfactory to Catskill and the Remaining Catskill Members (the "Catskill Distribution").
Section 6.10 Amendment of Cayuga Letter Agreement. Prior to the Closing, the letter agreement by and among Empire, Catskill, the Cayuga Nation of New York, the Cayuga Catskill Gaming Authority, RB, Morad Tahbaz, Alpha Monticello, ATP, Joseph E. Bernstein, Ralph J. Bernstein, Maurice Dabbah, Monticello Realty and Watertone, dated as of April 3, 2003 (the "Cayuga Letter Agreement"), will be amended to provide for Empire's assumption of Catskill's obligations under the Cayuga Letter Agreement.
Section 6.11 Services Compensation Agreements. In connection with the Closing, each of (a) MCM, Alpha Monticello and BKB shall terminate that certain ASR Services Compensation Agreement among them dated July 10, 2000 and
(b) MM, Alpha Monticello and BKB shall terminate that certain ASR Services Compensation Agreement among them dated January 9, 1999 (together, the "Services Compensation Agreements").
Section 6.12 Preparation of Litigation Trust. Prior to the Closing, Empire, Catskill and the Transferors shall, and each of them shall cause the Transferred Companies (each to the extent a party to the Litigation, the "Plaintiffs") to, assign all of their claims under or related to the subject matter of the alienation and frustration of their agreements and business relations with the St. Regis Mohawk Tribe and their rights to any proceeds from any judgment or settlement that may arise from any litigation relating to such subject matter (the "Proceeds"), including those certain litigations entitled Catskill Development, L.L.C., Mohawk Management, L.L.C., and Monticello Raceway Development Company, L.L.C., Plaintiffs. v. Park Place Entertainment Corporation, Defendant. (Civil Action No. 00CIV8660 (CM)(GAY)) (United States District Court Southern District Of New York) and Catskill Development, L.L.C., Mohawk Management, L.L.C., and Monticello Raceway Development Company, L.L.C., Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President MR. - St. Regis Management Company, et al, Defendants. (Index No. 891/03) (Supreme Court of the State of New York County of Sullivan) (collectively, the "Litigation") to a grantor trust (the "Trust") on behalf of all persons who shall be the individual beneficiaries of such claims on the date preceding the Closing Date (with Empire to receive a 19.75% interest in the Trust), and each party shall cooperate with each other prior thereto in formation of the Trust and preparation of its Organizational Documents. Empire shall provide an irrevocable line of credit to the Trust in the amount of $2,500,000 and each of Paul A. deBary and Joseph E. Bernstein shall be appointed as co-trustees of the Trust, with the Trust's Organizational Documents providing for Messrs. deBary and Bernstein to each receive $60,000 per year and 1% and 4%, respectively, of the

Proceeds as remuneration for their services as trustees. The Trust's Organizational Documents shall also provide that any Proceeds received by the Trust shall first be applied to pay the expenses of the Trust, including compensation of the trustees, second, to provide for a reserve, if necessary, for future expenses of the Trust, third to repay Empire in addition to any amount borrowed under the line of credit, up to $7,500,000 to compensate Empire for drawn other previously incurred expenses in connection with the Litigation, and then for the remaining amount to be distributed pro rata to the Trust's beneficiaries.
Section 6.13 Fairness Opinion Cooperation. Each of the parties hereto shall cooperate with Kane Reece Associates, Inc., the valuation consulting firm retained by the Special Committee of Empire's Board of Directors (the "Special Committee") to evaluate the fairness of the Transaction to Empire and its stockholders from a financial point of view, in its preparation of a fairness opinion with respect to the Transaction.
Section 6.14 Due Authorization of Exchange Shares. Empire shall not take any action, or omit to take any action, that would cause the Exchange Shares, when issued, not to be duly authorized, validly issued, fully paid and non-assessable.
Section 6.15 Section 351(a). The parties shall not take any action, or omit to take any action, that would cause the Transaction not to qualify as a transaction described in
Section 351(a) of the Code.
Section 6.16 Officers and Directors. The Board of Directors of Empire and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting, or action or approval by written consent, with respect to which directors are to be elected, three persons to be selected by each of Watertone, ATP and Monticello Realty, two of which shall be "independent" within the meaning of the listing rules and any other applicable rules or regulations promulgated by the National Association of Securities Dealers (the "NASD"), through its subsidiary, The Nasdaq Stock Market, Inc. and/or any exchange where the Common Stock is or will be listed, with each such entity being entitled to have one of its nominees nominated as a Class I Director, Class II Director and Class III Director.
Section 6.17 Executive Employment Agreement. As soon as practicable after the date hereof, Empire and each of Robert
A. Berman and Scott A. Kaniewski shall amend those certain employment agreements, dated as of February 12, 2002, by and between Empire and each of Messrs. Berman and Kaniewski (collectively, the "Employment Agreements"), respectively, so that (a) the term of each Employment Agreement is terminable at will by either party upon 30 days prior written notice, and (b) the amounts payable thereunder from the date hereof shall be limited to the base salary portion of such Employment Agreements (e.g. amounts that would have been payable as provided in Schedule 6.3(f), including severance or termination payments, shall not be payable, other than accrued salary). As of the date hereof, $210,650 and $134,933 is due to each of Messrs. Berman and Kaniewski, respectively, as unpaid accrued compensation under the Employment Agreements. Such amendments shall become effective upon, and only upon, the Closing hereunder.

ARTICLE VII
REGISTRATION STATEMENT, STOCKHOLDER VOTE AND BRYANSTON
REDEMPTION
Section 7.1    Registration Statement.
(a) Empire shall promptly prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "S-4 Registration Statement") covering the registration under the Securities Act of all the Exchange Shares, a portion of which S-4 Registration Statement shall also serve as a proxy or information statement with respect to the Empire Consent (as hereinafter defined). Empire shall provide Catskill and the Transferors with a draft of the S-4 Registration Statement and a draft of each amendment or supplement thereto, in each case at least five days prior to its anticipated filing with the SEC, and Empire shall make any modifications to the description of the Transferors, Catskill or the Transferred Companies therein that are reasonably requested by Catskill or the Transferors. Empire shall use commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Empire shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of the Exchange Shares. Empire shall furnish all information concerning Empire, and Catskill and the Transferors shall furnish all information concerning themselves and the Transferred Companies, as may be reasonably requested in connection with the S-4 Registration Statement.
(b) From the date hereof through the Closing, Empire shall, as expeditiously as possible, notify Catskill and the Transferors of any of the following events: (i) when the S-4 Registration Statement has been filed and when the same becomes effective, (ii) the receipt by Empire of any comments from the SEC or from the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to the S-4 Registration Statement or for additional information (and Empire shall promptly respond to such comments or requests and file any supplements or amendments in response thereto with a copy to the Transferors), (iii) the receipt by Empire of any written notification with respect to the suspension of the qualification of the Exchange Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, (iv) the issuance by the SEC of any stop order or other suspension of the effectiveness of the S-4 Registration Statement (and Empire shall make every reasonable effort to obtain the withdrawal of any such order at the earliest practicable moment), or (v) the occurrence of any event or the existence of any condition or set of facts of which it has knowledge that requires the making of any change to the S-4 Registration Statement such that the document will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and Empire shall prepare and file a curative supplement or amendment).
(c) Following the Closing, Empire shall (i) cause the S-4 Registration Statement to remain effective until the earlier of (A) the date on which all of the Exchange Shares have been sold to the public, and (B) the date on which all of the Exchange Shares can be freely sold to the public pursuant to Rule 144 of the Securities Act without any volume limitations and (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the S-4 Registration Statement and the Prospectus used in connection with the S-4 Registration Statement as may be necessary to keep the S-4 Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Exchange Shares at all times during the period for which Empire is required to maintain the effectiveness of the S-4 Registration Statement pursuant to the terms of this Agreement. In addition, as promptly as practicable after becoming aware thereof, Empire shall notify Catskill and each Transferor of (i) the happening of any event of which Empire has knowledge, as a result of which the Prospectus included in the S-4 Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and then promptly prepare and file with the SEC a supplement or amendment to the S-4 Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission and (ii) the issuance by the SEC of any stop order or other suspension of the effectiveness of the S-4 Registration Statement and then use its best efforts to promptly take all steps reasonably necessary to enable the SEC to repeal and lift such stop order or other suspension of effectiveness of the S-4 Registration Statement.
Section 7.2 Exchange Shares Listing. Empire shall cause the Exchange Shares to be listed on the Nasdaq SmallCap Market.
Section 7.3 Stockholder Vote. Empire shall seek stockholder approval of the Transaction (the "Empire Consent") by either calling and holding a meeting of its stockholders or seeking the written consent of the holders of a majority of its outstanding voting stock. Empire shall promptly notify the Transferors (a) if and when a date has been set for an Empire stockholders meeting in connection with the Transaction, (b) of the date on which Empire mails a proxy or information statement to its stockholders in connection with the Transaction and (c) when the Transaction has been approved by an affirmative vote of Empire's stockholders.
Section 7.4 Bryanston Redemption. As soon as practicable following receipt of the Empire Consent, Empire shall take all action necessary to redeem those 2,326,857 and 66,000 shares of Empire's Common Stock held by Bryanston and Beatrice Tollman, respectively, in accordance with the terms of the Recapitalization Agreement (the "Common Stock Redemption").
Section 7.5 Affiliate Agreements. Upon the execution of this Agreement, Catskill and the Transferors shall provide Empire with a list of those persons who, in Catskill's and/or the Transferors' reasonable judgment, are "affiliates" of Catskill, the Catskill Companies or MRD (the "Affiliates"), within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Catskill and the Transferors shall provide Empire with any such information or documents as Empire may reasonably request for the purpose of reviewing such list and shall notify Empire in writing regarding any change in the identity of such Affiliates prior to the Closing Time. Moreover, on the Closing Date, Catskill and the Transferors shall deliver or cause to be delivered to Empire from each of the Affiliates, an executed affiliate agreement, substantially in the form of Exhibit B hereto, by which each Affiliate shall agree to comply with the applicable requirements of Rule 145 (an "Affiliate Agreement"). Empire shall be entitled to place appropriate legends on the certificates evidencing any shares of Empire's Common Stock to be received by an Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Empire's Common Stock, consistent with the terms of the Affiliate Agreements; provided, however, that such legends or stop transfer instructions shall be promptly removed after the required restricted period under Rule 145 has expired or in connection with any resale in accordance with the S-4 Registration Statement.
ARTICLE VIII
CONDITIONS TO CLOSING
Section 8.1 Conditions to the Obligations of Each Party. The obligations of Empire, Catskill and the Transferors to consummate the Transaction are subject to the satisfaction or waiver, in whole or in part (where permissible by applicable law), at or prior to the Closing, of each of the following conditions:
(a) consummation of the Transaction shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity;
(b) there shall be no statute, rule or regulation enacted, promulgated or deemed applicable by any Governmental Entity to the Transaction that prevents its consummation or makes the Transaction illegal;
(c) this Agreement and the Transaction shall have been approved and adopted by the requisite vote of stockholders of Empire in accordance with the DGCL, Empire's Organizational Documents and any applicable rules or regulations promulgated by the NASD;
(d) all authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for consummation of the Transaction shall have been filed, expired or been obtained;
(e) Olshan Grundman Frome Rosenzweig & Wolosky LLP shall have issued an opinion that neither Empire nor the Transferors (including any direct or indirect owner of any of the Transferors) will recognize any income, gain or loss for U.S. federal income tax purposes as a direct result of the Transaction and that Maurice Dabbah will not recognize any gain or loss for U.S. federal income tax purposes upon any subsequent resale of the Exchange Shares, assuming no change in the law and that Empire is not a U.S. Real Property Holding Company at the time of such resale;
(f) Following receipt of the Empire Consent, Empire shall have consummated the Common Stock Redemption, with the Common Stock Redemption only to be effective upon the Closing;
(g) NY Gaming shall have consummated the NY Gaming Distribution, with the NY Gaming Distribution only to be effective on the Closing Date;
(h) Following the NY Gaming Distribution, Catskill shall have consummated the Catskill Redemption, with the Catskill Redemption only to be effective on the Closing Date;
(i) Following the Catskill Redemption, Catskill shall have consummated the Catskill Contribution, with the Catskill Contribution only to be effective on the Closing Date.

(j) Following the Catskill Contribution, Catskill shall have consummated the Catskill Distribution, with the Catskill Distribution only to be effective on the Closing Date.
(k) the Trust shall have been created, with such Trust only to be created upon the Closing Date, and each of the Plaintiffs and the Trust shall have entered into a declaration of trust, reasonably satisfactory to each of the parties thereto, pursuant to which each Plaintiff shall have assigned to the Trust such Plaintiff's right to any Proceeds;
(l) an amendment to the bylaws of Empire, substantially in the form of Exhibit C hereto, shall have been approved and adopted by the requisite vote of the Board of Directors of Empire in accordance with the DGCL, Empire's Organizational Documents and any applicable rules or regulations promulgated by the NASD;
(m) an amendment to the certificate of incorporation of Empire, substantially in the form of Exhibit D hereto, shall have been approved and adopted by the requisite vote of the Board of Directors and stockholders of Empire in accordance with the DGCL, Empire's Organizational Documents and any applicable rules or regulations promulgated by the NASD;
(n) the S-4 Registration Statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or, to the knowledge of Empire, Catskill or the Transferors, threatened by the SEC;
(o) the Cayuga Letter Agreement shall have been amended to provide for Empire's assumption of Catskill's obligations under such letter agreement;
(p) each of the Service Compensation Agreements shall have been terminated;
(q) consummation of the Transaction shall have been deemed by the parties hereto to be consistent with the prior approval by the Cayuga Nation of New York previously rendered pursuant to Section 7.20 of the Gaming Facility Management Agreement, by and among the Cayuga Nation of New York, the Cayuga Catskill Gaming Authority and MCM, dated as of April 3, 2003; and
(r) the parties hereto shall have received a letter, executed by the Cayuga Nation of New York, acknowledging that the Transaction is consistent with the prior approval by the Cayuga Nation of New York previously rendered pursuant to Section 7.20 of the Gaming Facility Management Agreement.
Section 8.2 Conditions to the Obligations of Empire. The obligations of Empire to consummate the Transaction are subject to the satisfaction or written waiver by Empire, in whole or in part (where permissible by applicable law), at or prior to the Closing, of the following additional conditions:
(a) The representations and warranties of Catskill and the Current Catskill Members in this Agreement shall be true and correct in all material respects when made, provided that any changes and corrections to the Catskill Financial Statements as a result of an audit subsequent to the date hereof will not result in any inaccuracy of the representation in Section 3.1 and will be deemed accepted and agreed to by Empire unless it objects to such changes and corrections during a fourteen (14) day period after the date on which Catskill provided Empire with such Catskill Financial Statements, and shall be true and correct in all material respects on and as of the Closing Date, in which case the representations and warranties shall not be subject to any qualification as to knowledge, and Empire shall have received certificates to that effect, solely with respect to the representations and warranties made in this Agreement, dated the Closing Date, and executed by an executive officer of Catskill and each of the Current Catskill Members (other than CE, who shall sign such certificate individually);
(b) The representations and warranties of the MRD Members in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date and Empire shall have received a certificate to that effect, solely with respect to the representations and warranties made by them in this Agreement, dated the Closing Date, and executed by each of the MRD Members;
(c) Each of the agreements and covenants of Catskill and the Transferors to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects;
(d) Each of the Affiliates shall have executed and delivered to Empire an Affiliate Agreement, which agreement shall be in full force and effect;
(e) The Special Committee shall have received an opinion from Kane Reece Associates, Inc., which opinion shall have been confirmed by Kane Reece Associates, Inc. (in writing) on the Closing Date, to the effect that the Transaction is fair to Empire and its stockholders from a financial point of view and the Special Committee shall have approved the Transaction;
(f) Catskill and MRM shall have entered into an amendment to the Lease, substantially in the form of Exhibit E hereto, pursuant to which (i) the amount of land subject to the purchase option under the Lease shall be increased from 200 acres of land to 229 acres of land, without any consequential increase in the purchase option price, (ii) such purchase option price shall be reduced by any amount received by Catskill (or its successor) if the adjacent 29 acres of land now owned by Catskill are sold pursuant to that certain Land Purchase Agreement, dated as of April 3, 2003, by and between Catskill and the Cayuga Catskill Gaming Authority and (iii) such purchase price, with respect to Catskill, shall not be subject to the Senior Obligation or Priority Returns (as such terms are defined in the Catskill Operating Agreement).
(g) That certain Shared Facilities Agreement, entered into as of April 3, 2003, by and between the Cayuga Catskill Gaming Authority and Catskill (the "Shared Facilities Agreement") shall have been amended (with such amendment to be in a form reasonably satisfactory to Empire), whereby MRM shall have become a co-party to the Shared Facilities Agreement.
(h) Catskill and the Transferors shall have provided Empire with copies of all of the Transferred Companies' audited financial statements that Empire is required by the SEC to include in the S-4 Registration Statement;

(i) Empire shall have received an opinion from a law firm or firms reasonably acceptable to the parties hereto substantially in the form of Exhibit F hereto; and
(j) Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Transferred Companies having or reasonably likely to have a material adverse effect on the Transferred Companies, and none of the Transferors shall be aware of any event or condition reasonably likely to occur immediately after the Closing Date which, individually or in the aggregate, would cause or be expected to cause a material adverse change in the business or assets of any Transferred Company.
Section 8.3 Conditions to the Obligations of The Transferors. The obligations of Catskill and the Transferors to consummate the Transaction are subject to the additional satisfaction or written waiver by each Transferor, in whole or in part (where permissible by applicable law), at or prior to the Closing, of the following additional conditions:
(a) The representations and warranties of Empire in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, and the Transferors shall have received a certificate to that effect, solely with respect to the representations and warranties made by Empire in this Agreement, dated the Closing Date, and executed by an executive officer of Empire;
(b) Each of the agreements and covenants of Empire to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects;
(c) Catskill and the Transferors shall have received an opinion from Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Empire, substantially in the form of Exhibit G hereto;
(d) The Exchange Shares shall have been approved for listing on the Nasdaq SmallCap Market;
(e) There shall be no outstanding civil judgment, order, decree, stipulation or injunction against Stanley Tollman, Beatrice Tollman, Monty Hundley or Bryanston, in favor of the U.S. Attorney that would be reasonably likely to adversely affect the consummation of the Transaction, nor shall any such civil action, suit or proceeding be pending and the Exchange Shares shall be free and clear of any claims by the U.S. Attorney;
(f) Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Empire having or reasonably likely to have a material adverse effect on Empire, and Empire shall not be aware of any event or condition reasonably likely to occur after the Closing Date which, individually or in the aggregate, would cause or be expected to cause a material adverse change in the business or assets of Empire;
(g) Catskill and the Transferors shall have received a certificate from Empire's transfer agent verifying, in all material respects, the accuracy of the outstanding shares of capital stock of Empire as set forth in Section 5.8(a) hereof, subject to modifications as may be contemplated by
Section 6.3(b) hereof;

(h) Catskill shall have received an assignment and assumption agreement, in form and substance reasonably satisfactory to it, as to the assumption by Empire of the Liabilities;
(i) The Employment Agreements shall have been amended as provided in Section 6.17 of this Agreement, with such amendments to be effective as of the Closing Date; and
(j) Empire shall have executed a guarantee of lease guaranteeing MRM's obligations under the Lease, substantially in the form attached hereto as Exhibit H.
ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS;
INDEMNIFICATION
Section 9.1    Survival of Representations and Warranties.
(a) Except for Empire's representations and warranties in Sections 5.2, 5.3, 5.4, 5.8(a), 5.8(b) and 5.9 hereof, (the
"Surviving Empire Representations") and the agreements contained herein (including the covenants in Articles VI and VII) and in any instrument delivered pursuant to this Agreement that requires performance by Empire after the Closing which will survive and remain in effect indefinitely, all of Empire's representations and warranties in this Agreement, and in any instrument delivered pursuant to this Agreement, shall terminate at the Closing Time. The Surviving Empire Representations, however, shall terminate on the first anniversary of the Closing Date.
(b) Except for the representations and warranties of Catskill and the Current Catskill Members in Sections 2.2, 2.3, 2.4, 2.5 and 2.6 of this Agreement (the "Surviving Catskill Representations") and the agreements contained herein (including the covenants in Articles VI and VII) and in any instrument delivered pursuant to this Agreement that requires performance by Catskill or the Current Catskill Members after the Closing which will survive and remain in effect indefinitely, all of Catskill's and the Current Catskill Members' representations and warranties in this Agreement, and in any instrument delivered pursuant to this Agreement, shall terminate at the Closing Time. The Surviving Catskill Representations, however, shall terminate on the first anniversary of the Closing Date.
(c) Except for the MRD Members' representations and warranties in Sections 4.2, 4.3, 4.4 and 4.5 of this Agreement (the "Surviving MRD Representations") and the agreements contained herein (including the covenants in Articles VI and VII) and in any instrument delivered pursuant to this Agreement that requires performance by the MRD Members after the Closing which will survive and remain in effect indefinitely, all of the MRD Members' representations and warranties in this Agreement, and in any instrument delivered pursuant to this Agreement, shall terminate at the Closing Time. The Surviving MRD Representations, however, shall terminate on the first anniversary of the Closing Date.

Section 9.2    Indemnification of Empire.
(a) Each MRD Member shall, severally but not jointly, indemnify and hold harmless Empire from, against, for and in respect of, and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by Empire by reason of any inaccuracy in or breach of any of the Surviving MRD Representations or the non-performance of any covenant or obligation to be performed by any MRD Member under this Agreement; provided, however, that
(i) no MRD Member shall be required to indemnify Empire for any Losses that result from a Breach by a different MRD Member unless such MRD Member (referring to the first "MRD Member" mentioned in this proviso) also committed that Breach and (ii) a MRD Member shall not be required to indemnify Empire for any Losses (stemming from a Breach by such MRD Member) that exceed the value of that portion of the Exchange Shares, valued as of the Closing Time, received by such MRD Member pursuant to Section 1.2 of this Agreement. As used in this Agreement, the word "Breach" shall refer to any or all of the actions and/or situations described in the first sentence of this Section 9.2.
(b) Each Remaining Catskill Member shall, severally but not jointly, indemnify and hold harmless Empire from, against, for and in respect of, and shall pay any and all Losses suffered, sustained, incurred or required to be paid by Empire by reason of any inaccuracy in or breach of any of the Surviving Catskill Representations or the non-performance of any covenant or obligation to be performed by Catskill or the Remaining Catskill Members under this Agreement; provided, however, that (i) no Remaining Catskill Member shall be required to indemnify Empire for any Losses that result from a Breach by a different Remaining Catskill Member unless such Remaining Catskill Member (referring to the first "Remaining Catskill Member" mentioned in this proviso) also committed that Breach and (ii) a Remaining Catskill Member shall not be required to indemnify Empire for any Losses (stemming from a Breach by such Remaining Catskill Member) that exceed the value of that portion of the Exchange Shares, valued as of the Closing Time, received by such Remaining Catskill Member pursuant to Section 1.2 of this Agreement.
Section 9.3 Indemnification of the Transferors. Empire shall indemnify and hold harmless the Transferors from, against, for and in respect of, and shall pay any and all Losses suffered, sustained, incurred or required to be paid by the Transferors by reason of any inaccuracy in or breach of any of the Surviving Empire Representations or the non-performance of any covenant or obligation to be performed by Empire under this Agreement; provided, however, that Empire shall not be required to indemnify the Transferors for any Losses (stemming from a Breach by Empire) that exceed the value of the Exchange Shares, valued as of the Closing Time, received by the Transferors pursuant to Section 1.2 of this Agreement.
Section 9.4 Indemnification Procedure. For purposes of this Article IX, the party entitled to indemnification shall be known as the "Injured Party" and the party required to indemnify shall be known as the "Other Party." In the event that the Other Party shall be obligated to the Injured Party pursuant to this Article IX, or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted and as a result of which the Other Party may become obligated to the Injured Party hereunder, the Injured Party shall give prompt written notice to the Other Party of the occurrence of such event; provided, however, that the failure to so notify the Other Party shall not relieve the Other Party from any obligation or liability which it may have under this Article IX, unless such notice is delivered following the expiration of the applicable survival period, except to the extent that the Other Party has been prejudiced in any material respect by such failure and in any event shall not relieve the Other Party from any other obligation or liability which it may have to such Injured Party otherwise than under this Article IX. The Other Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding with counsel of its choice at the Other Party's cost and expense and shall have the sole power to control and direct such defense at its cost; provided, however, that such counsel shall be satisfactory to the Injured Party in the exercise of its reasonable judgment. The Injured Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choice. The Injured Party shall not settle, admit or in any way materially prejudice a suit, action, investigation, claim or proceeding for which it is indemnified by the Other Party without the written consent of the Other Party. In the event that (i) the Other Party fails to timely defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, (ii) the Other Party shall not have employed counsel to represent such Injured Party within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding, (iii) the use of counsel chosen by the Other Party to represent such Injured Party would present such counsel with a conflict of interest or (iv) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Injured Party and the Other Party and such Injured Party shall have reasonably concluded that there may be legal defenses available to it or to other Injured Parties which are different from, or in addition to, those available to the Other Party, the Injured Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Other Party including, without limitation, reasonable attorneys fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof, and the Other Party shall not have the right to direct the defense of such action on behalf of the Injured Party. The foregoing indemnification commitments shall apply whether or not the Injured Party is a formal party to any such lawsuit, claim or proceeding.
ARTICLE X
TERMINATION
Section 10.1 Termination. This Agreement may be terminated and the Transaction abandoned at any time prior to the Closing:
(a) by the mutual written consent of the Transferors and Empire;
(b) by either any of the Transferors or Empire if the Transaction shall not have been consummated prior to January 31, 2004; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Transaction to occur on or before such date;

(c) by any Transferor if such Transferor is not then in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Empire or if any representation or warranty of Empire shall have become materially untrue, in either case, such that any of the conditions set forth in Sections 8.3(a) and 8.3(b) would not be satisfied;
(d) by Empire if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any Transferor or if any representation or warranty of any Transferor shall have become materially untrue, in either case, such that any of the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) would not be satisfied; or
(e) by any Transferor or Empire if (i) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Transaction or (ii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Transaction by any Governmental Entity that would make consummation of the Transaction illegal.
Section 10.2 Effect of Termination. In the event of any termination of this Agreement in accordance with Sections 10.1(a), (b) or (e) hereof, this Agreement shall immediately become void and there shall be no liability under this Agreement on the part of any party hereto or its respective affiliates, officers, directors, employees or agents by virtue of such termination. In the event of any termination of this Agreement in accordance with Sections 10.1(c) or
(d), the parties hereto reserve their rights to take any action permitted by law, including as provided in Section
11.2 hereof.
ARTICLE XI
MISCELLANEOUS
Section 11.1 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:
(a)  If to Empire or Alpha Monticello to:
Empire Resorts, Inc.
707 Skokie Boulevard, Suite 600
Northbrook, Illinois  60062
Attention: Scott A. Kaniewski
with a copy (which shall not constitute notice) to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
505 Park Avenue
New York, New York  10022
Attention: Robert H. Friedman, Esq.

(b)  If to NY Gaming to:
c/o Watertone  Holdings, LP
2412 Central Park Avenue
Evanston, Illinois  60201
Attn: Scott A. Kaniewski
(c) If to Catskill or any Remaining Catskill Member to the address set forth on the signature page of this Agreement for such party with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York  10022
Attention: James I. Hisiger, Esq.
or to such other address as any party shall have specified by notice in writing to the other in compliance with this
Section 11.1.
Section 11.2 Specific Performance. All parties hereto recognize that, because of the nature of the subject matter of this Agreement, it would be impractical and extremely difficult to determine actual damages in the event of a breach of this Agreement. Accordingly, if Catskill or any Transferor, on the one hand, or Empire, on the other hand, commits a breach, or threatens to commit a breach, of any of the provisions, as applicable, of this Agreement, each of Empire, Catskill and/or the Transferors shall have the right to seek and receive a temporary restraining order, injunction or other equitable remedy relating to the prevention or cessation of such breach or threatened breach, including, without limitation, the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being mutually acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that monetary damages will not provide an adequate remedy.
Section 11.3 Announcements. None of the parties to this Agreement shall make any public announcements prior to the Closing with respect to this Agreement or the Transaction without the prior written consent of the other parties hereto, except as required by law.
Section 11.4 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto, whether written or oral.
Section 11.5 Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.
Section 11.6 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 11.7 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transaction shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in
Section 11.1 shall be deemed effective service of process on such party.
Section 11.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to the other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 11.9 Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
Section 11.10 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, singular or plural as the context may require. All references herein to "he," "him" or "his" or "she," "her" or "hers" shall be for purposes of simplicity and are not intended to be a reference to a particular gender.
Section 11.11 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 11.12 Representation By Counsel; Interpretation. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 11.13       Third Party Beneficiaries.  The parties
hereto agree that each of the parties listed on Schedule
11.13 attached hereto and made a part hereof is a third-party beneficiary as to the obligations imposed upon Empire under this Agreement and as to the rights and privileges to which the Transferors are entitled pursuant to this Agreement, and that such persons listed on Schedule 11.13 are entitled to all of the rights and privileges associated with such third-party-beneficiary status
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.
EMPIRE RESORTS, INC.


By: /s/ Robert A. Berman
     Name: Robert A. Berman
     Title: Chief Executive Officer

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.
CATSKILL DEVELOPMENT, L.L.C.


By: /s/ Robert A. Berman
     Name: Robert A. Berman
     Title: Director

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.
AMERICAS TOWER PARTNERS


By: /s/ Joseph E. Bernstein
     Name: Joseph E. Bernstein
     Title: Managing Director

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.
BKB, LLC


By: /s/ Scott A. Kaniewski
     Name: Scott A. Kaniewski
     Title: Member

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

WATERTONE HOLDINGS, LP

By: BKB, LLC,
     its general partner

By: /s/ Scott A. Kaniewski
Name: Scott A. Kaniewski
Title: Member

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

MONTICELLO REALTY L.L.C.

By: MANHATTAN DEVELOPMENT
     CORPORATION

By: /s/ Maurice Dabbah
Name: Maurice Dabbah
Title: President

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

SHAMROCK STRATEGIES, INC.

By: /s/ Christopher T. Cushing
Name: Christopher T. Cushing
Title: Authorized Representative

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

NEW YORK GAMING, LLC

By: WATERTONE HOLDINGS, LP
     its general partner

By: BKB, LLC
     its general partner

By: /s/ Scott A. Kaniewski
     Name: Scott A. Kaniewski
     Title: Member
Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

ALPHA MONTICELLO, INC.

By: /s/ Thomas W. Aro
     Name: Thomas W. Aro
     Title: President

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

FOX-HOLLOW LANE, LLC

By: /s/ Charles Degliomini
     Name: Charles Degliomini
     Title: Partner

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

KANIEWSKI FAMILY LIMITED PARTNERSHIP

By: /s/ Scott A. Kaniewski
     Name: Scott A. Kaniewski
     Title: General Partner

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

KFP TRUST

By: /s/ Stacey Kaniewski
     Name: Stacey Kaniewski
     Title: Trustee

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.


/s/ Clifford A. Ehrlich
CLIFFORD A. EHRLICH

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.


/s/ Robert A. Berman
ROBERT A. BERMAN

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.


/s/ Philip B. Berman
PHILIP B. BERMAN

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES
CONTRIBUTION AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.


/s/ Scott A. Kaniewski
SCOTT A. KANIEWSKI

Address:

 EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Empire Resorts, inc. completes consolidation of operations
And interests in future GAMING projects AT MONTICELLO
RACEWAY

Company Acquires Rights to Host 1,800 VGM's for NY Lottery and Develop, Manage and Operate Future Cayuga Catskill
Resort

MONTICELLO, N.Y.--(BUSINESS WIRE)-January 12, 2004 - Empire
Resorts, Inc. (Nasdaq: NYNY) today announced that it had completed the consolidation of operating and development rights with respect to Monticello Raceway. The Company closed a previously announced acquisition of interests from Catskill Development, L.L.C. ("Catskill"), Americas Tower
Partners, BKB, L.L.C. and their respective affiliates
(together with Catskill, the "Sellers"), gaining complete control of companies with projects in which it had previously held only a minority interest.

In connection with the transaction, the Company acquired 100% of the Sellers' interests in (1) the existing harness racing operations at Monticello Raceway in New York, (2) the development and management of the proposed Cayuga Catskills Resort, a Class III casino to be developed and managed by the Company on behalf of the Cayuga Nation of New York on a site adjoining the raceway, and (3) the development and operation of 1,800 video gaming terminals (VGM's) recently approved by the State of New York Lottery Commission to be installed at the raceway. An application with respect to the proposed casino is pending before the Bureau of Indian Affairs, U. S. Department of Interior. The company plans to proceed with the installation of the VGMs for the NY Lottery. Design of the facilities has been completed and the Company will work to complete the financing and construction of the facilities, with completion currently anticipated by the second quarter of 2004.


Robert Berman, CEO of Empire Resorts, observed, "Completing this transaction is a significant milestone for the Company. Reaction to the planned consolidation has been very positive and now we have made it a reality. These projects have already benefited from the more straightforward management structure that has been put in place in anticipation of the consolidation. Now, we will be able to execute directly on our plans to develop Monticello Raceway into a multi-dimensional gaming location. The Raceway has been in operation as a harness track for over 40 years and because of its close proximity to the New York City metropolitan area, it provides an ideal venue for development of gaming operations in New York."


About Empire Resorts, Inc.

Empire Resorts, Inc (NASDAQ: NYNY) is involved in the operations and development of legal gaming activities in New York. It currently operates Monticello Raceway, a harness track in the Catskills area of New York, and is working to develop it into a multi-dimensional gaming resort, including horse racing, video lottery terminals and a Native American casino, to be known as the Cayuga Catskills Resort. The New York State Lottery has approved the raceway as a site for the installation of 1,800 VGM's. Construction is underway for these facilities, which are expected to open in the second quarter of 2004. The Cayuga Nation of New York is currently seeking approval, by the Bureau of Indian Affairs
(BIA), for its request to obtain a site adjacent to the Raceway for the Cayuga Catskills Resort.

Contact:
 Gregory Petit
 Hill & Knowlton
  212.885.0301





"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Empire Resorts business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including the need for regulatory approvals, financing and successful completion of construction. For a full discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.
####